UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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PACIFIC PREMIER
BANCORP, INC.

2023 Proxy Statement

ELECTRONIC DELIVERY OF PROXY MATERIALS
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ELECTRONIC DELIVERY
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•
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2023 ANNUAL MEETING
Monday, May 22, 2023 at 9:00 a.m., Pacific

OUR ENVIRONMENTAL IMPACT
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17901 Von Karman Avenue, Suite 1200
Irvine, California 92614
949-864-8000
April 10, 2023
Notice of 2023 Annual Meeting of Stockholders
Fellow Stockholders:
On behalf of the Board of Directors and management of Pacific Premier Bancorp, Inc. (the “Company”), you are cordially invited to attend the 2023 Annual Meeting of the Company’s Stockholders (“Annual Meeting”). The Annual Meeting will be held in person on Monday, May 22, 2023, at 9:00 a.m., Pacific Time at the Company’s offices located at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614. There is also an option to attend the Annual Meeting telephonically, using the instructions set forth in the Proxy Statement. Directors and executive officers of the Company plan to participate in the Annual Meeting in person, and will be available to respond to any questions that you may have regarding the business to be transacted.
The stockholders will consider and act upon the following matters at this year’s Annual Meeting:
1.
To elect twelve (12) directors, each for a one-year term, or until their successors are elected and qualified;

2.
To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers;

3.
To ratify Deloitte & Touche LLP’s appointment as the Company’s independent auditor for the fiscal year ending December 31, 2023; and

4.
To transact such other matters as may properly come before the meeting and at any postponement or adjournment thereof. Management is not aware of any other such business.

The attached Proxy Statement describes in greater detail all of the formal business that will be transacted at the Annual Meeting. Additionally, we have included a recap of our recent initiatives regarding environmental, social, and governance (ESG) matters, financial highlights from the most recent fiscal year, and the results of our stockholder engagement efforts.
Your vote is very important. We encourage you to vote via the Internet, telephone, or sign and return your proxy card prior to the Annual Meeting, so that your shares of common stock will be represented and voted at the Annual Meeting regardless of whether, or how, you attend.
The Board of Directors has fixed March 24, 2023 as the record date for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any postponement or adjournment thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.
On behalf of the Board of Directors and all of the employees of the Company, we thank you for your continued support.
Best Regards,
Steven R. Gardner
Chairman, President, and Chief Executive Officer

2022 PERFORMANCE AND PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in the Proxy Statement of Pacific Premier Bancorp, Inc., referred to as the “Company.” This summary provides an overview and is not intended to contain all the information that you should consider before voting. We encourage you to read the entire Proxy Statement for more detailed information on each topic prior to casting your vote.
GENERAL INFORMATION

Meeting	Date	Time	Location	Record Date	Stock Information
Annual Stockholders Meeting	Monday, May 22, 2023	9:00 a.m., Pacific Time	17901 Von Karman Avenue, Suite 1200, Irvine, California 92614	Close of Business on March 24, 2023	Symbol: PPBI Exchange: NASDAQ Global Select Common Stock Outstanding as of the Record Date: 95,753,866
MATTERS TO BE VOTED UPON:
Items of Business		Board Recommendation	More Information
Proposal 1	Election of Directors	FOR each director nominee	Page 9
Proposal 2	Advisory resolution to approve, on a non-binding basis, the compensation of the Company’s named executive officers as disclosed in the accompanying Proxy Statement	FOR approval	Page 45
Proposal 3	Ratification of Deloitte & Touche LLP’s appointment as our independent auditor for the year ending December 31, 2023	FOR ratification	Page 75
How to Vote Your Shares

Online	www.proxyvote.com	By Phone	Call the number at the top of your proxy card	By Mail	Complete, sign, date and return your proxy card in the envelope provided
IMPORTANT NOTICE REGARDING ACCESS TO THE ANNUAL MEETING VIA TELEPHONE

We are providing stockholders an opportunity to listen to the Annual Meeting via telephone. You can access this option by dialing 866-290-5977 immediately prior to the start time for the Annual Meeting and asking to be joined into the Pacific Premier Bancorp, Inc. call.
Stockholders accessing the meeting via telephone will not be able to vote their shares of common stock via telephone during the Annual Meeting. As a result, if you plan to listen to the Annual Meeting via telephone, it is important that you vote your proxy prior to the Annual Meeting. For details on how to vote your proxy, please refer to “Meeting and Other Information — How to Vote” on page 79 of this Proxy Statement.

2022 PERFORMANCE HIGHLIGHTS
The following financial performance highlights are qualified by reference to our Annual Report on Form 10-K for the year ended December 31, 2022, which we refer to as our 2022 Annual Report. For more complete information regarding our 2022 performance, please review our 2022 Annual Report.
We Delivered Record Revenue and Maintained a Disciplined Approach to Risk Management
During 2022, we successfully navigated a challenging operating environment marked by the unprecedented pace of rising interest rates, significant inflationary pressure, and ongoing supply chain disruption. Despite this complex operating environment, net income for 2022 remained strong at $284 million, or $2.98 per diluted share, and total revenue increased to a record $786 million. Our solid financial performance in 2022 underscores our disciplined approach to risk management and our proactive efforts to better position the organization for a higher interest rate environment.
In 2022, we continued to generate better-than-peer profitability, as compared to the KBW Regional Banking Index (the “KRX”), with a full year return on average assets that ranked above the KRX median, and an upper quartile efficiency ratio of 48.8%1. We finished 2022 with strong liquidity and healthy capital levels, ranking in the top 20% of our KRX peers with regard to both our tangible common equity ratio and our total risk-based capital ratio. Certain key performance measures for full year 2022 relative to the KRX are depicted below:
Return on Average Assets

Efficiency Ratio(1)

Tangible Common Equity / Tangible Assets Ratio(1)

Total Risk-based Capital Ratio

(1)
Please refer to the Non-U.S. GAAP reconciliation included in Annex A to this Proxy Statement with respect to our presentation of tangible common equity ratio and efficiency ratio.

Continued Value Creation for Our Stockholders in 2022
Our continued focus on new business development and superior customer service drove record revenue of $786 million in 2022, and strong returns, including return on average tangible common equity of 16.10%* and return on average assets of 1.32%. Our commitment to customer excellence coupled with our disciplined approach to risk management have consistently driven long-term value for our stockholders. Our 10-year total shareholder return of 255% exceeded the KRX total shareholder return of 167%, over the ten-year period ended December 31, 2022. In addition, we returned approximately $125 million in capital to our stockholders during 2022 through cash dividends.
$786 million	88%	$2.98	1.32%	16.10%	$125 million
Total Revenue	10-yr rTSR Outperformed relative to KBW Regional Bank Total Return Index	Earnings Per Share	ROAA	ROATCE*	Capital Returned to Stockholders

*
Please refer to the “GAAP Reconciliations” included in Annex A to this Proxy Statement.

OVERVIEW OF VOTING MATTERS
The vote required for each proposal presented at the Annual Meeting and the effect of uninstructed shares and abstentions on each proposal is as follows:
Proposal	Vote Required	Broker Non-Votes Allowed	Abstentions	You May Vote
Proposal 1 Election of Directors	Majority of Votes Cast*	No	No Effect	FOR, AGAINST, or ABSTAIN
Proposal 2 Advisory Vote on Approval of Named Executive Officer Compensation	Majority of Votes Cast	No	No Effect	FOR, AGAINST, or ABSTAIN
Proposal 3 Ratification of Independent Auditor	Majority of Votes Cast	Yes	No Effect	FOR, AGAINST, or ABSTAIN

*
Voting standard for uncontested director elections.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING
Our Notice of Meeting and Proxy Statement and the 2022 Annual Report are available on the Internet at www.proxyvote.com and from our corporate website at www.ppbi.com under the “Investors” section. Information on this website, other than the Proxy Statement, is not a part of the enclosed Proxy Statement.

2022 STOCKHOLDER OUTREACH & ENGAGEMENT CAMPAIGN
During 2022, we actively and directly engaged with our institutional stockholders, with executive management participating in eight investor conferences and holding individual meetings with more than 100 institutional investors.
Additionally, in 2022 the Company conducted a robust stockholder outreach and engagement campaign. The outreach campaign targeted both active and passive investors, with the latter group including a number of investors that the Company does not frequently meet at investor conferences. The 2022 stockholder outreach campaign included efforts to connect with holders of approximately 72% of our outstanding shares of common stock (as of September 30, 2022), and direct engagement calls were held with holders accounting for 43% of shares outstanding. Our Lead Independent Director, Board Chair and Director of ESG and Corporate Responsibility participated in the engagement calls, with discussions focused on a range of topics related to long-term stockholder value, including our environmental, social and governance (“ESG”) initiatives, corporate governance, and executive compensation.
72%	43%	Top 25 Institutional Investors
Proactive outreach to stockholders representing 72% of voting shares	Investors holding 43% of outstanding shares engaged in calls with the Lead Independent Director, Board Chair and members of executive management	Institutional investors contacted during 2022 Stockholder Outreach Campaign
The table below summarizes the feedback we received from stockholders on the themes of ESG, corporate governance, human capital and diversity, equity, and inclusion. Additional investor feedback related to executive compensation is included in this Proxy Statement under “Compensation Discussion & Analysis” on page 46.
FEEDBACK THEMES	ACTIONS IMPLEMENTED

ESG Program Build-out; ESG Frameworks. Investors recognized the Company’s adoption and disclosure of ESG initiatives aligned with the Sustainability Accounting Standards Board (“SASB”) and the Task Force on Climate-related Financial Disclosures (“TCFD”) frameworks, which are our stockholders’ preferred frameworks.

Enhanced our ESG program with new disclosures in the 2022 Corporate Social Responsibility Report (“2022 CSR Report”), building on the 2021 CSR Report and continuing to address elements of the SASB and TCFD frameworks.

Climate Risk Oversight. Investors asked about risk oversight in the area of climate risk, including potential lending exposure in industries that are particularly impacted, namely, carbon-intensive industries.

Enhanced climate risk disclosures, including a high-level statement regarding the Company’s potential exposure to climate risk, and a discussion about the internal climate-related credit risk management process. Please see page 33 of this Proxy Statement, pages 14-15 of the 2022 Annual Report, and pages 20-22 of the 2022 CSR Report.

Board Oversight of ESG and Cybersecurity. Investors asked about the Board’s oversight role in several key areas, including ESG and cybersecurity.
Updated the Nominating and Governance Committee Charter and Governance Policy to highlight the significance of Board oversight of ESG-related matters.
See enhanced disclosure on Board oversight of ESG and cybersecurity on pages 36 and 32 of this Proxy Statement, respectively, and on page 13 of the 2022 Annual Report.

Materiality Assessment. Investors asked about key ESG priorities and initiatives.	The 2022 CSR Report contains a discussion of the Company’s ESG assessment that helped us identify and prioritize near-term ESG initiatives.
Data Integrity. Investors appreciated the Company’s development of clear ESG disclosures, and discussed the importance of data integrity and controls around ESG reporting.	Enhanced disclosures in 2022 and continued to develop robust internal controls to ensure data integrity while implementing best practices in risk management.

Cybersecurity. While acknowledging our efforts around cybersecurity and data privacy, investors advocated for enhanced cybersecurity disclosures, including additional information about the specific cybersecurity standards used by the Company.

Enhanced disclosures regarding cybersecurity and data privacy. Please see disclosure beginning on page 32 of this Proxy Statement, pages 13-14 of the 2022 Annual Report and page 18 of our 2022 CSR Report.

FEEDBACK THEMES	ACTIONS IMPLEMENTED
Technology. Investors asked about the role of technology in our business strategy.	Included new disclosure on technology’s role in enhancing our banking products and services. See page 9 of our 2022 Annual Report.

Diversity, Equity, and Inclusion. Investors advocated for inclusion of EEO-1 disclosure in the future, or other information regarding diversity among members of our senior management and/or the entire employee base.

Continued development of our Premier Inclusion program and strategy to promote initiatives related to diversity, equity and inclusion.
Included enhanced disclosure on diversity workforce demographics, recruiting process and pipeline, and employee well-being in our 2022 CSR Report.

Employee Engagement. Investors asked about the employee engagement program and its frequency. Investors asked for any takeaways or lessons learned.	Enhanced disclosure around our employee engagement program, including our most recent engagement survey, are included in our 2022 CSR Report.
Boardroom Diversity. Investors continued to stress the importance of diversity on the Board in terms of both gender and ethnic/racial background.	Expanded the gender and ethnic/racial diversity of the Board. See disclosures on Boardroom diversity on page 11 of this Proxy Statement and page 10 in the 2022 CSR Report.

Board Composition, Refreshment and Training. Investors inquired about the process for identifying needed skillsets and ensuring those skillsets are reflected in the Board’s composition. One investor suggested disclosure of a Director skills matrix that is specific as to the skills of each individual Director. In terms of Board refreshment, one investor suggested enhanced disclosures around board education, training, and engagement for new directors.

A director-specific skills matrix can be found on page 9 of this Proxy Statement.
Enhanced disclosures around the Board refreshment process, including integration and training for new directors, which can be found on page  10 of this Proxy Statement.

ESG HIGHLIGHTS
In March 2023, we developed our ESG roadmap for 2023 initiatives and published our annual CSR Report, which we encourage you to review for a comprehensive update of our initiatives and progress in this area. Below is a summary of our 2022 ESG highlights.
2022 ACCOMPLISHMENTS
Published inaugural CSR Report
Provided disclosures consistent with SASB and TCFD frameworks
Performed ESG materiality assessment
Implemented enhanced Climate Risk Procedures for credit underwriters
Materially reduced purchase of single-use cups, plates, and utensils in our offices
Sourced 38% of electricity at a key Headquarters building in Irvine from renewable resources
Disclosed Scope 1 and Scope 2 emissions
Began assessing Scope 3 emissions
Gallup employee engagement survey surpassed average participation rates at 88%
Procured carbon accounting software and ESG enterprise reporting solution to track progress

2023 AGENDA
Publish Annual CSR Report
Continue to integrate ESG factors into organizational strategy, operations, and decision-making
Incorporate climate risk criteria into Credit Analysis Memorandum
Ongoing disclosure enhancements aligned with key Framework Standards
Transition to eco-friendly non-plastic alternatives or biodegradable options
Launch additional “Premier Inclusion” educational series, enhance strategy to increase employee internal mobility, and boost employee engagement and well-being
Monitor vendor spend with the long-term goal of increasing percentage of spend with small and minority-owned businesses
Please refer to our 2022 CSR Report, which is available on our website at www.ppbi.com under the “Investors” section.

DIRECTOR NOMINEES
Additional details about each of the director nominees can be found beginning on page 13.
				Committee Memberships at December 31, 2022
Name	Age	Director Since	Independent	Audit	Compensation	Nominating/ Governance	Enterprise Risk
Ayad A. Fargo	62	2016
Steven R. Gardner, Chair, CEO & President	62	2000
Joseph L. Garrett	74	2012
Stephanie Hsieh	54	2022
Jeffrey C. Jones	68	2006
Rose E. McKinney-James	70	2022
M. Christian Mitchell, Lead Independent Director	68	2018
George M. Pereira	58	2021
Barbara S. Polsky	68	2019
Zareh H. Sarrafian	59	2016
Jaynie M. Studenmund	68	2019
Richard C. Thomas	74	2020
Committee Chairperson	Committee Member
Board of Director and Governance Highlights
Board Independence	Board Practices	Board Accountability	Stockholder Alignment

•
Lead Independent Director provides robust independent oversight

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All directors are independent except for CEO

•
100% independent Board committees, with female Chairs leading 50% of Board committees

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Independent directors conduct regular executive sessions led by the Lead Independent Director

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Board and committee ability to hire outside advisors, independent of management

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Annual Board, committee, and director assessments

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Risk oversight and strategic planning by full Board and committees

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Outside public board service limited to three additional boards

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Board has direct access to all of our senior executive officers

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Independent directors evaluate CEO performance and approve CEO and NEO compensation

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Annual election of all directors

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Majority vote for uncontested elections

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Stockholders have the ability to call a special meeting with 10% support

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Stockholder engagement program with feedback incorporated into Board deliberations

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One class of outstanding capital stock with equal voting rights

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Robust stock ownership guidelines for all Directors and Named Executive Officers

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Clawback policy for both cash and equity incentives

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Maintain restrictions on hedging and pledging shares of our stock

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Double-trigger acceleration of equity vesting provisions in place for change in control

EXECUTIVE COMPENSATION HIGHLIGHTS
The Compensation Discussion and Analysis beginning on page 46 gives a more detailed description of the Company’s compensation policies, which include the following highlights:
Our Compensation Philosophy		2022 Executive Compensation Highlights
Alignment with Stockholder Interests	• Executive compensation is tied to financial performance and achievement of strategic goals • Stock ownership requirements • Disincentives for excessive risk-taking
2022 Say-on-Pay Results: 98.7% approval of compensation program
Stockholder Outreach: Continued and enhanced stockholder outreach program, which included outreach to institutional holders representing approximately 72% of outstanding shares and meetings held with investors holding 43% of outstanding shares
CEO Variable and “At Risk” Pay: Approximately 85% of CEO’s total compensation
2022 Annual Incentive Cash Payments: Paid out below target levels
Long-Term Incentives:
•
50% time-based restricted stock

•
50% performance-based RSUs

Maintained disciplined approach to compensation governance and best practices: Our Compensation Committee regularly reviews our compensation practices and policies to ensure they further our executive compensation philosophy and reduce unnecessary risk

Pay for Performance
•
Focus on both short-term and long-term performance

•
Compensation is tied to financial metrics that further our strategic plan

•
Performance is evaluated based on stockholder value, profitability, and risk management

Attract and Retain Key Executives	• Peer group benchmarking ensures pay is competitive in the market • Executives must remain with the Company to earn incentive compensation.
INDEPENDENT AUDITOR MATTERS
As a matter of good corporate practice, we are seeking your ratification of Deloitte & Touche LLP as our independent auditor for the 2023 fiscal year. If our stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee may reconsider its selection.
For 2022, the total fees for services provided by Deloitte & Touche LLP were $1,846,645, all of which represented audit and audit-related fees. For 2022, total fees for services provided by Crowe LLP, our prior independent auditor, were $116,275, of which approximately 61% represented audit and audit-related fees.
IMPORTANT DATES FOR 2024 ANNUAL MEETING
Stockholder proposals for inclusion in our 2024 Proxy Statement pursuant to SEC Rule 14a-8 must be received by us by December 12, 2023. Notice of stockholder proposals for the 2024 annual meeting outside of SEC Rule 14a-8 must be received by us no earlier than January 23, 2024 and no later than February 22, 2024. In addition, stockholders that intend to solicit proxies in support of director nominees other than our nominees for future stockholder meetings must provide notice that sets forth the information required by SEC Rule 14a-19 no later than March 24, 2024.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
Our Board of Directors Recommends a Vote “FOR” All Nominees.
Our Director Nominees
Based on the recommendation of the Nominating and Governance Committee, we are pleased to propose twelve (12) director nominees for election this year. We believe that our director nominees, individually and together as a whole, possess the requisite skills, experience, and qualifications necessary to maintain an effective Board to serve the best interests of the Company and its stockholders. All nominees are deemed independent, except for our CEO.
During 2022, we added two new Board members, Ms. Rose McKinney-James and Ms. Stephanie Hsieh.
BOARD COMPOSITION
The Right Skills for Our Board
The Nominating and Governance Committee and the Board believe that the director nominees for 2023 provide the Company with the right mix of skills and experience necessary for an effective Board. The chart below denotes the areas of expertise we value and the percentage of directors with that expertise or experience.
In addition, the Nominating and Governance Committee and the Board have identified skills and experience related to the oversight of ESG initiatives, climate-related risk, and cybersecurity as areas of focus. The Nominating and Governance Committee considers these skill areas in its ongoing Board refreshment efforts and in offering training opportunities for current directors.
Cybersecurity oversight experience. Mr. Pereira, who joined the Board in 2021, has experience leading cybersecurity oversight teams focused on risks and continuous improvement models within the financial services industry. He gained this experience principally while serving as Chief Operating Officer of Charles Schwab Investment Management Inc. Mr. Pereira also has expertise in building and managing technology and risk control platforms within the financial services industry.
ESG Oversight experience. Ms. McKinney-James, who joined the Board in 2022, has extensive experience in the oversight and development of ESG programs and initiatives. She has served as a business consultant for the past 20 years, advising in the areas of sustainable economic development, energy policy, and community outreach. She currently serves as Chair of MGM Resorts International’s Corporate Social Responsibility and Sustainability Committee, and as a Director of the American Council on Renewable Energy.

Refreshment and Retention
The Board is committed to thoughtful and appropriate board refreshment. Six new independent directors joined the Board during the four-year period ending December 31, 2022. As of December 31, 2022, the average tenure of our independent directors was 5.5 years, helping ensure fresh perspectives. Our director nomination process reflects our continued growth as a Company and our focus on having a Board composed of directors who contribute to the evolving needs of the Company, while maintaining the invaluable knowledge brought by more tenured directors.
Selecting and Nominating Director Candidates
The identification and evaluation of director candidates takes place in the context of an ongoing board renewal and refreshment process. The Nominating and Governance Committee is responsible for selecting and nominating director candidates and for carrying out the Board’s commitment to maintaining a balanced and diverse composition of well-qualified directors. The Nominating and Governance Committee discusses Board refreshment regularly and identifies candidates for potential nomination to the Board based on their ability to diversify and complement the Board’s existing strengths. Below is a brief outline of the process:
1.
Ongoing Assessment of Board Composition and Evaluation of Priorities
The Nominating and Governance Committee periodically reviews the appropriate size, composition, skills and diversity of the Board of Directors. The Committee utilizes its skills matrix to determine its priorities in seeking out new director candidates for continuous, healthy Board refreshment. Specifically, over the past two years, the Nominating and Governance Committee has focused its efforts on identifying new director candidates who would add knowledge in the areas of cybersecurity, technology, and ESG oversight, as well as depth in financial services expertise, while contributing to the Board’s diversity.

2.
Solicit and Source a Diverse Pool of Candidates
Working with the Board Chair, the Nominating and Governance Committee regularly seeks out and evaluates a diverse pool of candidates using multiple sources, including a third-party search firm and receiving input from directors and other stakeholders. The third-party search firm assists in identifying director prospects, performs candidate outreach, provides information about candidates, and performs other related services.

3.
Evaluation of Director Candidates
The Nominating and Governance Committee takes a comprehensive approach to the evaluation of director candidates, taking into consideration the makeup of the entire Board, including tenure, experience, skillset, and diversity considerations. The Committee identifies and recommends the Board nomination of well-qualified candidates, based on the candidates’ ability to diversify and complement the Board’s existing strengths.

Director Onboarding and Continuing Education
All directors joining the Board also participate in a director onboarding process, which involves informational sessions regarding our business, strategy, and governance with key members of Board leadership and members of executive management. The Board believes that ongoing director education is important for maintaining an effective Board. Accordingly, the Board encourages directors to be continually educated on matters pertinent to their areas of service on the Board. Continuing education may be achieved in various ways, including participation in formal education programs, conferences, and seminars (the expenses of which are reimbursable by the Company) or through independent study and outside reading. In addition, from time to time, management may also bring education opportunities to the Board through outside speakers, management presentations, and additional educational materials.

Board Diversity
We embrace diverse perspectives, which we believe lead to better business performance, decision making, and understanding of the needs of our diverse clients, employees, stockholders, business partners, and other stakeholders. Our Board believes that its members must reflect a balanced mix of skills, experience, backgrounds and attributes applicable to our business, strategy, and stakeholder interests. During 2022, the Nominating and Governance Committee continued its focus on Board diversity. In particular, it emphasized its commitment to expand the Board’s racial and ethnic representation. Our Board takes a multi-dimensional approach to diversity and considers whether director candidates would enhance the diversity of the Board in terms of a variety of skills and attributes such as:

➢
Industry experience, particularly in banking and our client industries;

➢
Functional, technical, or other professional expertise;

➢
Gender and age;

➢
Racial/ethnic background; and

➢
Geographic diversity.

Our stockholders may propose director candidates for consideration by the Nominating and Governance Committee by submitting the individual’s name and qualifications to our Corporate Secretary at 17901 Von Karman Avenue, Suite 1200, Irvine, CA 92614 in accordance with, and with such other information as may be required by, our Bylaws. Our Nominating and Governance Committee will consider all director candidates properly submitted by our stockholders in accordance with our Bylaws and Governance Policy.
Diversity of 11 Independent Directors
The matrix below summarizes the self-identified gender and ethnically diverse composition of our Board.
Board Diversity Matrix (As of December 31, 2022)*
Total Number of Directors	12
	Male	Female	Non-Binary	Undisclosed Gender
Number of Directors based on gender identity	6	4	—	2
Number of Directors who identify in any of the categories below:
African American or Black	—	1	—	—
Asian	—	1	—	—
Hispanic or Latinx	1	—	—	—
White	5	2	—	1
Undisclosed Demographic Background	—	—	—	1

*
Per Nasdaq’s board diversity requirements, inapplicable categories omitted.

Director Qualifications
In light of our business, the primary areas of experience, qualifications, and attributes typically sought by the Nominating and Governance Committee in director candidates include, but are not limited to, the following primary areas:
➢
Banking/Financial Services Expertise: Experience with the commercial banking or financial services industry, to help support and grow our core business.

➢
Leadership: Experience holding significant leadership positions, particularly as a CEO or head of a significant business line, to help us drive business strategy, growth, and performance.

➢
Public Company Oversight: Experience in public company governance, including Board leadership positions, corporate governance best practices and policies, and managing relations with key stakeholders.

➢
Finance/Accounting: Experience in financial management and capital allocation to oversee our financial position and to assess our strategic objectives from a financial perspective.

➢
Audit Committee Financial Expert Qualifications: Experience in accounting, financial reporting or audit processes, to oversee our financial position and reporting.

➢
Enterprise Risk Management: Knowledge of or experience with key risk oversight or risk management functions, including cybersecurity and climate risk, to help oversee the dynamic risks we face.

➢
Executive Compensation and Human Capital Resource Management: Knowledge of or experience with executive compensation and human capital resource management strategies and oversight.

➢
Government and Regulatory Compliance: Knowledge of or experience in regulated industries or governmental organizations to oversee our highly regulated business that is affected by regulatory and governmental actions.

➢
Cybersecurity/Information Security: Experience with cybersecurity, information security, and data privacy, and related oversight to help secure our operations, assets, and data.

➢
Information Technology: Experience and/or oversight involving innovative technology, including investment in and development of innovative technology.

➢
ESG: Experience in providing oversight of ESG-related initiatives, including efforts to assess and manage potential risks.

Additionally, the Nominating and Governance Committee may consider other areas relevant to the Company’s strategic growth and business needs, as it determines necessary, including important attributes, such as: strong strategic, critical, and innovative thinking; sound business judgment; high ethical standards; collegial spirit; ability to debate and challenge constructively; and availability and commitment to serve.
Voting for Director Nominees
Majority Vote Standard. Because the election of directors to occur at the Annual Meeting is not contested, the vote required for the election of each of the twelve (12) director nominees by the stockholders is the affirmative vote of a majority of the votes cast in favor of or against the election of such director nominee. If the election of directors was a contested election, which it is not, director nominees would be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election. There is no cumulative voting for our directors.
Voting of Proxies. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted FOR each of the nominees listed below. If you indicate “abstain” for a particular nominee on your proxy card, your vote will not be considered in determining whether a nominee has received the affirmative vote of a majority of the votes cast in an uncontested election or a plurality of the votes cast in a contested election. The election of directors is considered a “non-routine” item upon which brokerage firms may not vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Therefore, broker “non-votes” will not be considered in determining whether a nominee has received the affirmative vote of a majority of the shares in an uncontested election or a plurality of the shares in a contested election.

BIOGRAPHIES OF DIRECTORS
The biographies of each of our current directors and director nominees are set forth below. Each of our directors also serves as a director of Pacific Premier Bank.
Steven R. Gardner
Age: 62 Director Since: 2000 Chairman, President, and CEO of Pacific Premier Bancorp, Inc. Chairman and CEO of Pacific Premier Bank
Biography:
Mr. Gardner has served as President, Chief Executive Officer and a director of the Company and as the Chief Executive Officer and a director of the Bank since 2000. In addition, he served as the Bank’s President from 2000 until 2016. Mr. Gardner became Chair of the Boards of Directors of the Company and the Bank in May 2016. He has more than 35 years of experience as a commercial banking executive, and has extensive knowledge of all facets of financial institution management. Having completed 11 acquisitions of whole banks, specialty finance lines of business and FDIC failed banks, Mr. Gardner is an expert in all areas of mergers and acquisitions as well as capital market transactions.
Prior to joining the Company, Mr. Gardner was an executive officer of Hawthorne Financial Corporation since 1997, responsible for all credit administration and portfolio management. He has served in senior management positions at both commercial banks and thrift institutions.
Other Directorships and Positions
•
Director, Federal Reserve Bank of San Francisco (2013-2019)

•
Director and Chairman of the Finance Committee, Federal Home Loan Bank of San Francisco (2014-2017; Chairman of Finance Committee 2015-2016)

•
Vice Chairman, Federal Reserve Bank of San Francisco’s Community Depository Institutions Advisory Council (2011-2013)

•
Director and Member, Executive Committee of the Independent Community Bankers of America (“ICBA”) (2011-2013)

•
Director, ICBA Holding Company and ICBA Securities, a registered broker-dealer (2009-2014)

Education
•
Bachelor’s degree from California State University, Fullerton

•
Graduate school at California State University, Long Beach

Director Qualification Highlights
•
Extensive leadership experience as the Company’s current Chairman, President and CEO and prior executive management roles

•
Expert experience in areas of mergers and acquisitions as well as capital market transactions

M. Christian Mitchell
Age: 68 Director Since: 2018 Retired Senior Partner of Deloitte Board Committee(s): • Audit (Chair) • Enterprise Risk • Nominating and Governance Independent Lead Director
Biography:
Mr. Mitchell was appointed to serve as a member of the Boards of Directors of the Company and the Bank in 2018, and currently serves as the Lead Independent Director. Mr. Mitchell serves as a consultant for Marshall & Stevens, a national valuation and financial advisory firm, where he previously served on the Board of Directors. Mr. Mitchell is a retired Deloitte senior partner, where he served as the national managing partner for the firm’s Mortgage Banking/Finance Companies practice and was a founding member of the board of directors of Deloitte Consulting USA, among other leadership roles. Prior to the acquisition of Grandpoint Capital, Inc., Mr. Mitchell served as Lead Independent Director and chaired the Audit and Risk Committees for Grandpoint Capital, Inc.
Mr. Mitchell taught as an adjunct Accounting Professor at the University of Redlands from 2006 through May 2010 and a guest lecturer from 2010 to 2017.
Other Directorships and Positions
•
Lead Independent Director, Western Asset Mortgage Capital Corporation (NYSE: WMC), a public mortgage REIT, Chair of the Audit Committee and member of the Compensation, Nominating and Corporate Governance and Risk Committees (2012-present)

•
Director, Parsons Corporation (NYSE: PSN), a global technology-enabled solutions provider to the defense, intelligence, and critical infrastructure markets, Chair of the Audit and Risk Committees, and member of the Nominating and Corporate Responsibility Committee (2013-present)

•
In addition, Mr. Mitchell sits on the Board of Directors of Huntington Hospital, an affiliate of Cedars Sinai Health Systems, where he serves as Chair of the Audit and Compliance Committees and sits on the Executive and Finance Committees (2018-present)

Education
•
Bachelor’s degree in accounting from University of Alabama, graduating summa cum laude

Director Qualification Highlights
•
Named to 2011 and 2012 NACD Directorship 100 for “exemplary board leadership, oversight and courage”

•
Extensive experience as a director of multiple public and private companies

•
Career-long audit and financial expertise in numerous industries

Ayad A. Fargo
Age: 62 Director Since: 2016 President of Biscomerica Corporation Board Committee(s): • Compensation • Nominating and Governance Independent
Biography:
Mr. Fargo has served as the President of Biscomerica Corporation, a food manufacturing company based in Rialto, California, since 1980. Biscomerica serves all classes of trade globally within the food industry, manufacturing and co-packing a wide range of products for various Fortune 500 companies. Mr. Fargo was appointed to serve as a member of the Boards of Directors of the Company and the Bank in January 2016, in connection with the Company’s acquisition of Security California Bancorp, a California corporation (“SCAF”) and its banking subsidiary Security Bank of California, a Riverside, California based state-chartered bank (“SBOC”).
Other Directorships and Positions
•
Director, SCAF and SBOC (2005-2016)

•
Chairman of the Board, RPG, a leading global packaging company headquartered in Germany (2008-2016)

•
Chairman of the Board, Bossar Packaging S.A., headquartered in Spain (2010-2015)

Education
•
Bachelor’s degree from Walla Walla University

Director Qualification Highlights
•
In-depth experience in public company oversight

•
Career-long management experience in executive leadership roles

Joseph L. Garrett
Age: 74 Director Since: 2012 Former Chairman, President and Chief Executive Officer of American Liberty Bank Board Committee(s): • Compensation • Nominating and Governance Independent
Biography:
Since 2003, Mr. Garrett has been a principal at Garrett, McAuley & Co., which provides advisory services to commercial banks, thrifts, mortgage banking companies, Government Sponsored Enterprises, and private equity firms. He has been published widely on banking and finance and also advised one of the world’s largest pension funds on structured debt instruments. Each year he and his firm advised over fifty such entities, both private and public.
Other Directorships and Positions
•
President, Chief Executive Officer, a member and chairman of the Board of Directors for both American Liberty Bank and Sequoia National Bank (1989-1994 and 2000-2004)

•
Director, Hamilton Savings Bank (1984-1989)

•
Member, the California State Controller’s Advisory Commission on Public Employee Retirement Systems (1988-1994)

•
Member, the National Advisory Council for the Institute of Governmental Studies at the University of California (Berkeley) (2016-present)

•
In addition, Mr. Garrett previously served as Chairman, Berkeley Housing Authority (1977-1979); and Member, Berkeley Redevelopment Agency (1975-1977) and Berkeley Planning Commission (1978-1980)

Education
•
Bachelor’s degree from the University of California (Berkeley)

•
Master of Business Administration from the University of California (Berkeley)

•
Master’s degree from the University of Washington (Seattle)

Director Qualification Highlights
•
Extensive experience in the commercial banking and financial services industry

•
Executive leadership experience, including prior president and CEO roles at multiple commercial banks

Stephanie Hsieh
Age: 54 Director Since: 2022 General Partner and Chief Strategy Officer, Noblespace Board Committee(s): • Compensation • Enterprise Risk Independent
Biography:
Ms. Hsieh currently serves as General Partner and Chief Strategy Officer of Noblespace, a start-up real estate development firm focused on the technology and life science industries. Prior to joining Noblespace, she was Executive Director of the Los Angeles region of Biocom California, the state’s leading non-profit trade association for the life science industry from September 2020 to March 2023. Prior to that, she co-founded Meditope Biosciences, Inc., a privately-held, preclinical-stage oncology company, where she served as CEO from 2012 to 2020 and where she currently serves as a non-executive director. Ms. Hsieh began her career as an intellectual property attorney, specializing in patent prosecution and litigation, and actively practiced law for a combined fifteen years. She served in a variety of legal and business roles in the biotechnology and biopharmaceutical industries, including as a senior executive at Impax Laboratories, Inc. from 2007 to 2011.
Ms. Hsieh is active in the community, serving on the Board of Directors of several non-profits. She was recognized in 2021 and 2022 by the LA Business Journal as one of Los Angeles’ “most influential leaders.”
Other Directorships and Positions
•
Director, Sydecar, Inc. (2021-present)

•
Director, Meditope Biosciences, Inc. (2012-present)

•
Director, Girls, Inc., a non-profit organization (2022-present)

•
Director, Forsyth Institute, a non-profit organization (2021-present)

•
Director and Board Chair, Wellesley Business Leadership Council (2021-present)

•
Director, Wellesley College Alumnae Association (2019-present)

Education
•
Bachelor’s degree from Wellesley College, magna cum laude and Phi Beta Kappa

•
Juris Doctorate from Columbia University School of Law, Harlan Fiske Stone Scholar

•
Master of Business Administration from Stanford University, Graduate School of Business

Director Qualification Highlights
•
Enterprise risk management

•
Significant legal advisory and regulatory experience

Jeffrey C. Jones
Age: 68 Director Since: 2006 Former Managing Partner and Executive Committee Member of Frazer, LLP Board Committee(s): • Audit • Compensation • Nominating and Governance Independent
Biography:
Mr. Jones was appointed to serve as a member of the Boards of Directors of the Company and the Bank in 2006. He previously served as Chairman of the Board of the Company and of the Bank from August 2012 to May 2016, and served as the Company’s Lead Independent Director from May 2017 to October 2020. Mr. Jones is the former Managing Partner and Executive Committee member of the regional accounting firm Frazer, LLP, where he first began working in 1977. Currently Mr. Jones is consulting with Frazer, LLP, having retired in December, 2020. Mr. Jones has over 40 years of experience in servicing small and medium sized business clients primarily within the real estate, construction, and agricultural industries. Mr. Jones is a Certified Public Accountant in California.
Other Directorships and Positions
•
Advisory Board Member, John E. and Susan S. Bates Center for Entrepreneurship and Leadership, Lewis and Clark College (January 2021-present)

•
Principal, Mariners Capital LLC, which syndicates commercial industrial real estate projects (2009-present)

•
President, Inland Exchange, Inc., an accommodator corporation (1989-1993)

Education
•
Bachelor’s degree in Business Administration from Lewis and Clark College in Portland, Oregon

•
Masters of Business Taxation from Golden Gate University

Director Qualification Highlights
•
Career-long finance, accounting and audit experience

•
Extensive finance and management experience in the finance and real estate industries

Rose E. McKinney-James
Age: 70 Director Since: 2022 Managing Principal, Energy Works Consulting LLC and McKinney-James & Associates Board Committee(s): • Enterprise Risk • Nominating and Governance Independent
Biography:
Ms. McKinney-James is an accomplished small business leader, clean energy advocate and independent corporate director with an extensive background in private sector corporate social responsibility, public service, and community and non-profit volunteerism. Ms. McKinney-James currently serves as the Managing Principal of Energy Works LLC (since 2003) and McKinney-James & Associates (since 2005), both of which provide business consulting services and advocacy in public affairs, energy policy, strategy, community outreach and sustainable economic development. She previously served as a Commissioner with the Nevada Public Service Commission and as a Director of the Nevada Department of Business and Industry. As the former CEO of the Corporation of Solar Technology and Renewable Resources, a solar and renewable energy company, she is credited with authoring the strategy to fast track the integration of renewable resources into utility energy portfolios. As a registered lobbyist with the Nevada Legislature, Ms. McKinney-James has represented the interests of Fortune 500 companies, local governments and small businesses.
Ms. McKinney-James is a frequent public speaker, including at corporate governance events and conferences focused on the environment.
Other Directorships and Positions
•
Director, MGM Resorts International (NYSE: MGM), a casino, hotel and entertainment resort owner-operator, where she currently chairs the Corporate Social Responsibility and Sustainability Committee and serves on the Compensation Committee (2005-present)

•
Director, Ioneer Ltd. (ASX:INR), an emerging lithium-boron supplier (2021-present)

•
In addition, Ms. McKinney-James currently sits on the Board of Directors of non-public companies and nonprofit organizations, including CLEAResult Consulting Inc. (2020-Present), Toyota Financial Savings Bank (2006-Present), National Association of Corporate Directors, Pacific Southwest Chapter (2017-Present) and American Council on Renewable Energy (2020-present)

Education
•
Bachelor’s degree from Olivet College

•
Juris Doctorate from Antioch School of Law

Director Qualification Highlights
•
Two decades of independent corporate director experience with public and private companies

•
Extensive experience relating to oversight of environmental, social and governance matters

•
Seasoned experience in risk management, government affairs, legislation and utility regulatory proceedings

•
Chair Emerita for the American Association of Blacks in Energy

•
2019 recipient of the DirectWomen Sandra Day O’Connor Award for Board Excellence

•
2018 GreenBiz Verge VANGUARD Award

George M. Pereira
Age: 58 Director Since: 2021 Retired Chief Operating Officer and Chief Financial Officer of Charles Schwab Investment Management Inc. Board Committee(s): • Audit • Enterprise Risk Independent
Biography:
Mr. Pereira retired from Charles Schwab Investment Management Inc. in 2020, having served as Chief Operating Officer from 2010 to 2020 and Chief Financial Officer from 2004 to 2020. He also served as Head of Financial Reporting for Charles Schwab & Co., Inc. from 2000 to 2004. Earlier in his career, Mr. Pereira gained valuable regulatory experience and perspective while serving as Managing Director at the New York Stock Exchange. Mr. Pereira has developed extensive expertise in building and managing financial, operational, technology and risk control platforms for growth and scale within the financial services industry. He also has significant experience leading cybersecurity oversight teams, focused on risks and continuous improvement models.
Other Directorships and Positions
•
Director, State Street Global Advisors (SSGA) Mutual Funds (2022-present)

•
Director, Charles Schwab Asset Management (Ireland) Ltd. (2004-2020)

•
Director, Charles Schwab Worldwide Funds plc (2004-2010)

•
Member, Latino Corporate Directors Association (2021-present)

•
Director, Rotaplast International, Inc., non-profit organization that provides free medical services to children worldwide (2012-2018)

Education
•
Bachelor’s degree in Economics from State University of New York at Albany

•
Master of Business Administration from Saint John’s University

Director Qualification Highlights
•
Long-term executive management experience with financial institutions

•
Cybersecurity oversight experience

•
Extensive experience relating to financial reporting, operations, and enterprise risk management

Barbara S. Polsky
Age: 68
Director Since: 2019
Senior Advisor to the Board of Jiko Group, Inc. and Former Partner at Manatt, Phelps & Phillips, LLP
Board Committee(s):
•
Enterprise Risk (Chair)

•
Compensation

•
Nominating and Governance

Independent

Biography:
Ms. Polsky serves as Senior Advisor to the Board of Jiko Group, Inc., a financial technology company and bank holding company, where she previously served as General Counsel and Chief Legal Officer from 2020 to 2022. She serves as Director of Mid-Central National Bank, a $120 million asset bank in Wadena, MN and a wholly-owned subsidiary of Jiko Group, Inc. Prior to joining Jiko Group, Inc., Ms. Polsky was a partner at the law firm of Manatt, Phelps & Phillips, LLP in Los Angeles. Through her 30+ years of law firm practice and her years as General Counsel at both publicly traded bank and specialty finance companies, Ms. Polsky has extensive knowledge concerning domestic and foreign banks, financial holding companies, savings associations, mortgage, other specialty finance and financial technology companies, as well as lending and securities transactions, mergers and acquisitions, governance and regulatory and compliance matters. Ms. Polsky frequently lectures at investment banking and commercial banking seminars on mergers and acquisitions, bank capital augmentation and compliance matters.
Other Directorships and Positions
•
Executive Vice President and General Counsel, City National Corporation and City National Bank (1999-2001)

•
Executive Vice President and General Counsel, Aames Financial Corporation and Aames Home Loan (1996-1999)

•
Prior service as Director of ConnexPay, LLC (2018-2022)

Education
•
Bachelor’s degree from the University of Michigan

•
Juris Doctorate from the University of Michigan Law School, magna cum laude

Director Qualification Highlights
•
In-depth experience in investment banking and commercial banking

•
Unique legal advisory experience relating to lending and securities transactions, mergers and acquisitions, governance and regulatory and compliance matters

Zareh H. Sarrafian
Age: 59 Director Since: 2016 Chief Executive Officer of Riverside University Health System Board Committee(s): • Nominating and Governance (Chair) • Audit Independent
Biography:
Mr. Sarrafian’s significant experience and leadership in the healthcare industry spans over 25 years. In 2015 Mr. Sarrafian assumed the role of Chief Executive Officer for Riverside University Health System. Mr. Sarrafian oversees the delivery of healthcare to over 2.4 million residents within Riverside County. The healthcare system includes a major academic Medical Center, 14 Outpatient Care Clinics, Department of Public Health, and the Department of Behavioral Health. Prior to joining Riverside County, Mr. Sarrafian served as Chief Administrative Officer for Loma Linda University Medical Center, which included 4 hospitals with over 1,000 patient beds. Prior to that, he served as Administrator for Loma Linda University Children’s Hospital and Chief Executive Officer of the Loma Linda University Behavioral Medicine Center. Mr. Sarrafian’s many years of service to the healthcare industry includes the positions of Chief Financial Officer for Kaiser Permanente Medical Center, Riverside, for 10 years, as well as Morris & Grayson, Inc., La Quinta, CA.
Other Directorships and Positions
•
Director, Switch, Inc., member of the Audit and Nominating and Governance Committees (2018-2022)

•
Director, SCAF and SBOC (2005-2016)

•
In addition, Mr. Sarrafian sits on the Board of Directors of additional non-public companies and nonprofit organizations, including as Trustee, Loma Linda University Health (2019-Present), where he serves as a member of Finance, Audit and Investment Committees; Director, Urban Promise International (2016-present); Director, Riverside County Chamber of Commerce (2017-present); and Director, La Sierra University Foundation (2010-present)

Education
•
Bachelor’s degree from California State Polytechnic University, Pomona

•
Master of Business Administration from California State University, San Bernardino

Director Qualification Highlights
•
Career-long management experience in executive leadership roles

•
In-depth experience in public company oversight

Jaynie M. Studenmund
Age: 68
Director Since: 2019
Former Executive Vice President and Head of Retail & Business Banking, First Interstate Bank and Great Western Bank
Board Committee(s):
•
Compensation (Chair)

•
Enterprise Risk

Independent

Biography:
Ms. Studenmund is a seasoned independent director who brings significant executive experience across a number of industries, including financial services, digital, health care and consumer businesses. Ms. Studenmund began her career as a management consultant with Booz, Allen & Hamilton. Next, Ms. Studenmund was a banking executive for 20 years, serving as Executive Vice President and head of retail business banking at First Interstate of California (now Wells Fargo) and also at Great Western Bank and Home Savings of America (now part of JP Morgan Chase). Following her banking career, Ms. Studenmund pivoted to the internet, where she was the President and Chief Operating Officer for PayMyBills.com and Chief Operating Officer of then-publicly traded Overture Services.
Other Directorships and Positions
•
Director, ExlService Holdings, Inc. (Nasdaq: EXLS), Chair of the Compensation Committee and member of the Audit Committee (2018-present)

•
Director, select funds for Western Asset Management, member of the Contract, Audit and Nominating and Governance Committees (2004-present)

•
In addition, Ms. Studenmund sits on the Board of Directors of additional non-public companies and nonprofit organizations, including as board chair and life trustee of Huntington Health — Cedars Sinai Health System (1997-present), co-founder and executive committee member of the Enduring Heroes Foundation (2014-present) and trustee for the J. Paul Getty Trust (2021-present)

Education
•
Bachelor’s degree from Wellesley College, Phi Beta Kappa

•
Master of Business Administration from Harvard Business School

Director Qualification Highlights
•
Recently recognized as one of NACD’s Top 100 Corporate Directors

•
Significant executive experience across a number of industries, including financial services, digital technologies, health care and consumer related businesses

•
Long-term executive management experience with financial institutions in the Company’s market

•
Extensive experience as a director of multiple public and private companies, including prior service as Chair of the Compensation Committee at the following public companies: CoreLogic, Inc. (Nasdaq: CLGX) (2012-2021), Pinnacle Entertainment Group (Nasdaq: PNK) (2012-2018), and LifeLock (NYSE: LOCK) (2015-2017)

Richard C. Thomas
Age: 74 Director Since: 2020 Former Executive Vice President and Chief Financial Officer of CVB Financial Corp. and Citizens Business Bank Board Committee(s): • Audit • Enterprise Risk Independent
Biography:
Mr. Thomas served as a director of Opus Bank from August 2017 until it was acquired by the Company in June 2020. His professional career spans over 35 years within the financial services and accounting and audit industries. He most recently served as Executive Vice President and Chief Financial Officer of CVB Financial Corp. and its principal subsidiary, Citizens Business Bank, from 2010 until his retirement in 2016. From 2009 to 2010, Mr. Thomas served as Executive Vice President and Chief Risk Officer of Community Bank in Pasadena, where he developed a risk-based audit program and oversaw internal audits, including the documentation and testing of internal controls, in operations, regulatory compliance and credit reviews. Prior to Community Bank, Mr. Thomas was an audit partner at Deloitte & Touche LLP for 22 years leading teams in auditing financial statements and internal controls certifications, consulting in accounting, regulatory compliance, cost reduction strategies, and public filings, including registration statements, and mergers and acquisitions. Mr. Thomas is a Certified Public Accountant (inactive) and a member of the American Institute of Certified Public Accountants.
Other Directorships and Positions
•
Director and Chairman of the Audit Committee, Opus Bank (2017-2020)

Education
•
Bachelor of Business degree in Accountancy from Western Illinois University

Director Qualification Highlights
•
Career-long management experience in the financial services and accounting and audit industries

•
Extensive finance, accounting and auditing experience

EXECUTIVE OFFICERS WHO ARE NOT SERVING AS DIRECTORS
Below is information regarding each of our executive officers who are not directors of the Company or the Bank.
Edward E. Wilcox
Age: 56 Year of Hire: 2003 President and Chief Operating Officer of the Bank B.A., New Mexico State University
Mr. Wilcox has served as President and Chief Operating Officer of the Bank since May 2016. He oversees several business lines and operational units critical to the successful execution of the Bank’s strategies. He is also Chairman of the Bank’s Operations Committee. Mr. Wilcox previously served in key leadership positions with the Bank since 2003, including Chief Credit Officer, Chief Lending Officer, and Chief Banking Officer. His professional career spans 30 years with an extensive background in commercial banking, real estate lending, credit administration, secondary marketing, depository services, and regulatory oversight.
Relevant Prior Experience:
•
Loan Production Manager, Hawthorne Savings Bank

•
Secondary Marketing Manager, First Fidelity Investment & Loan

•
Asset Manager, REO Manager and Real Estate Analyst at various financial institutions

Ronald J. Nicolas, Jr.
Age: 64 Year of Hire: 2016 Senior Executive Vice President, Chief Financial Officer of the Company and Chief Financial and Administration Officer of the Bank B.S. and M.B.A., Canisius College
Mr. Nicolas oversees all finance, accounting and treasury functions as well as investor relations, human resources and loan servicing administration of the Company and the Bank. He serves as Chairman of the Bank’s Asset Liability and Financial Disclosure Committees. He has successfully led four mergers and acquisitions since joining the Company and the Bank, and many critical projects, most recently the adoption of CECL in 2020. In addition, throughout his career, he has led many capital raising endeavors, including an initial public offering and recapitalization. Mr. Nicolas has over 30 years of leadership experience with publicly-held banks. He has served as Chief Financial Officer of both the Company and the Bank since May 2016 and as Chief Financial and Administration Officer of the Bank since February 2023.
Relevant Prior Experience:
•
Executive Vice President and Chief Financial Officer at each of the following financial institutions:

➢
Banc of California

➢
Carrington Holding Company, LLC

➢
Residential Credit Holdings, LLC

➢
Fremont General and Fremont Investment & Loan

➢
Aames Investment/Financial Corp

•
Served in various capacities with KeyCorp, a $60 billion financial institution, including the following:

➢
Executive Vice President Group Finance, KeyCorp

➢
Executive Vice President, Treasurer and Chief Financial Officer, KeyBank USA

➢
Vice President of Corporate Treasury, KeyBank USA

•
Various financial and accounting roles at HSBC-Marine Midland Banks

Michael S. Karr
Age: 54 Year of Hire: 2006 Senior Executive Vice President and Chief Risk Officer of the Bank B.A., cum laude, Claremont McKenna College M.B.A., University of California, Irvine
Mr. Karr oversees the Bank’s enterprise risk management and credit functions. He was appointed Chief Risk Officer of the Bank in March 2018, and is also the Chairman of the Bank’s Enterprise Risk Management Committee. Mr. Karr previously served twelve years as the Chief Credit Officer of the Bank and was responsible for overseeing the Bank’s credit functions, including all lending and portfolio operations, prior to and through the Great Financial Crisis. He also led credit due diligence and integration through 10 of our 11 acquisitions. Outside the Bank, Mr. Karr serves as a Director for the Small Business Development Corporation of Orange County, a public benefit corporation that focuses on the economic development of underserved communities in California, targeting minority, woman, disabled, and veteran-owned businesses, as well as industries of greater need.
Relevant Prior Experience:
•
Vice President of Commercial Real Estate Asset Management Department, Fremont Investment & Loan

Thomas E. Rice
Age: 51 Year of Hire: 2008 Senior Executive Vice President and Chief Innovation Officer of the Bank B.S., DeVry University
Mr. Rice began his journey with Pacific Premier Bank in 2008 with extensive financial technology consulting experience. Mr. Rice was appointed Chief Innovation Officer of the Bank in 2018. In this capacity he leads with a client-first mindset overseeing the development of innovative technology focused on seamless digital experiences for commercial clients. Mr. Rice leads the Bank’s Information Technology functions as well as Treasury Management and Digital Banking. Mr. Rice previously served as the Chief Operating Officer, responsible for overseeing the deposit operations of the Bank, and prior to that Chief Information Officer. Mr. Rice is responsible for overseeing acquisition-related systems conversions and technology platform consolidations. He currently serves as Vice Chairman of the Bank’s Operations Committee.
Prior to joining the Bank, Mr. Rice was a founding partner at Compushare Inc. for twelve years. He oversaw the firm’s expansion and technology consulting, specializing in M&A, security and compliance services for financial institutions.
Relevant Prior Experience:
•
Senior Vice President, Information Technology Director, Vineyard Bank

•
Partner and Director of Operations, Compushare, Inc.

Steven R. Arnold
Age: 52 Year of Hire: 2016 Senior Executive Vice President and General Counsel of the Bank B.A., Brigham Young University J.D., George Mason University School of Law
Mr. Arnold oversees our corporate governance, legal support, and regulatory compliance functions. He has more than 20 years’ experience in the industry and has advised financial institutions of all sizes on a variety of topics, including corporate governance, loan documentation, deposit operations, treasury management services, BSA/ AML/OFAC, consumer compliance, fair lending, privacy, vendor management, and contract negotiation. Mr. Arnold has also served as the Corporate Secretary of the Company since May 2017.
Relevant Prior Experience:
•
Partner in the Financial Services Group, Manatt, Phelps & Phillips, LLP

•
Managing Counsel, Toyota Financial Services

Daniel C. Borland
Age: 60 Year of Hire: 2020 Senior Executive Vice President and Head of Commercial Real Estate and SBA B.S., University of California, Irvine M.B.A., University of Southern California
Mr. Borland joined the Bank team as Senior Executive Vice President, Head of Commercial Real Estate and SBA in March 2020. Mr. Borland oversees the loan production and associated underwriting/ analytical teams for the commercial real estate group which includes construction, bridge and term loans to the Bank’s commercial income property investor and developer clients. Mr. Borland also oversees the SBA lending area, which includes business development and processing of those loans and relationships. Since 2002, Mr. Borland has served on the board of Irvine Children’s Fund, a non-profit providing educational day care for children of working parents.
Relevant Prior Experience:
•
Orange-San Diego County Market Manager, Commercial Real Estate, Wells Fargo Bank

•
Executive Vice President, President of Commercial Real Estate Banking, Opus Bank

•
Senior Vice President, Southern California Market Manager, JP Morgan Chase Commercial Real Estate

Donn B. Jakosky
Age: 69 Year of Hire: 2017 Senior Executive Vice President and Chief Credit Officer of the Bank B.A. and M.B.A., University of California, Los Angeles
Mr. Jakosky is responsible for overseeing our credit functions, including all lending and portfolio operations. He was appointed Executive Vice President and Chief Credit Officer of the Bank in March 2018 and was promoted to Senior Executive Vice President in December 2018. He is also Chairman of the Bank’s Credit and Portfolio Review Committee. Prior to his appointment as Chief Credit Officer, he served as Deputy Chief Credit Officer of the Bank, during which time he assisted in the oversight of all of the Bank’s credit and lending functions.
Relevant Prior Experience:
•
Executive Vice President and Chief Credit Officer, Blue Gate Bank

•
Executive Vice President and Chief Credit Officer, Community Bank

•
Executive Vice President and Chief Credit Officer, 1st Century Bank

•
Senior Vice President/Senior Credit Administrator and Asset Based Lending Manager, Mellon 1st Business Bank

•
Senior credit officer roles at the following financial institutions:

➢
Bank of America

➢
Sanwa Bank

Peggy Ohlhaver Ed.D.
Age: 66 Year of Hire: 2016 Senior Executive Vice President and Chief Human Resources Officer of the Bank B.S., Indiana University M.S. and Ed.D., Chapman University
Ms. Ohlhaver is responsible for leading the Bank’s overall human capital resource management strategy and supports the Compensation Committee of the Board of Directors. As Chief Human Resources Officer, Ms. Ohlhaver develops and oversees the execution of the Bank’s human resource management strategy, including talent acquisition, leadership development, employee relations, performance management, DE&I, employee well-being, human resource technology systems, and compensation and benefits. She has transformed the function, culture, and impact of human resources across the Company to support our business goals and strategies as well as the needs and aspirations of our employees. She currently serves as the Chair of the Bank’s Human Capital and Benefits Committee.
Relevant Prior Experience:
•
Vice President, Human Resources Business Partner, JP Morgan Chase & Co.

•
First Vice President, Sr. Human Resources Manager, Washington Mutual

•
Sr. Compensation Consultant, American Savings Bank

James A. Robinson, Jr.
Age: 52
Year of Hire: 2016
Senior Executive Vice President and Head of Commercial Banking of the Bank
B.A., University of California, Riverside
Graduate, Pacific Coast Banking School at the University of Washington

Mr. Robinson currently leads the Market Presidents within the Bank’s commercial banking platform. He has served as Senior Executive Vice President and Head of Commercial Banking since January 2018. In this capacity he oversees the bank’s $5 billion commercial loan portfolio and is responsible for directing the strategic growth and business development of clients in the Orange County, Los Angeles, San Diego, Inland Empire, California Central Coast, Arizona, Nevada, Oregon and Washington regions. Mr. Robinson has spent 29 years in various commercial banking positions and formerly served as the Bank’s Regional President for the Inland Empire and Coachella regions. Mr. Robinson assisted the Bank in the integration of the commercial banking teams when the Bank acquired both Grandpoint Bank and Opus Bank. He currently serves as the Chair of the Bank’s Production Committee and a member of Credit and Portfolio Review Committee.
Relevant Prior Experience:
•
Executive Vice President, Commercial Banking Manager, SBOC

Sherri V. Scott
Age: 60 Year of Hire: 2013 Senior Executive Vice President and Director of ESG & Corporate Responsibility B.S., University of California, Los Angeles
Ms. Scott heads up the Bank’s CRA compliance functions as well as the Bank’s Environment, Social and Corporate Governance (“ESG”) program. Under her leadership, the Bank has consistently received highly positive feedback and superior CRA ratings from examiners, auditors and community partners. Her leadership and efforts resulted in the Bank receiving highly coveted letters of support from community advocates, facilitating the Bank’s merger and acquisition activities without a formal community agreement. Ms. Scott currently serves on the Board of Directors for the Child and Clearinghouse Community Development Financial Institution.
Relevant Prior Experience:
•
CRA Officer, Hawthorne Savings

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First Vice President, CRA Officer, Nara Bank

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First Vice President, CRA Officer, Community Bank

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First Vice President, CRA Officer, OneWest Bank

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First Vice President, CRA and Fair Lending Officer, Luther Burbank Savings

Tamara B. Wendoll
Age: 52 Year of Hire: 2021 Executive Vice President and Chief Operating Officer — Pacific Premier Trust B.A., University of California, San Diego M.B.A., University of Pennsylvania, The Wharton School
Ms. Wendoll is responsible for the strategic development and operational oversight of Pacific Premier Trust’s services across the United States. Ms. Wendoll was appointed as Chief Operating Officer of Pacific Premier Trust in November 2021. Pacific Premier Trust focuses on the custody of retirement account assets, with a specialty in alternative assets. She is also Chair of the Bank’s Fiduciary Committee. Ms. Wendoll brings 25 years of experience in financial services, including oversight of end-to-end operations of asset management, trust and wealth management businesses. Ms. Wendoll serves as Director-at-Large for the Retirement Industry Trust Association (RITA).
Relevant Prior Experience:
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Chief Operating Officer, Dunham & Associates Investment Counsel Inc.

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Chief Operating Officer and Assistant Secretary, Dunham Trust Company

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Secretary and AML Compliance Officer, Dunham Funds Trust

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Senior Executive Vice President, Marketing & Operations, Kelmoore Investment Company

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Vice President, Investment Advisory Services, Josephthal & Co.

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Vice President, Investment Advisory Services, First Allied Securities, Inc.

Lori R. Wright, C.P.A.
Age: 43 Year of Hire: 2016 Executive Vice President and Deputy Chief Financial Officer of the Bank B.S., Central Washington University M.B.A., Washington State University
Ms. Wright is responsible for the corporate accounting, financial reporting, accounting and tax policy, and accounts payable functions. She has served as Senior Executive Vice President and Deputy Chief Financial Officer since 2020. She also serves as the Company’s principal accounting officer. Previously, Ms. Wright served as the Bank’s Executive Vice President and Chief Accounting Officer, and prior to that Senior Vice President and Controller of the Bank.
Relevant Prior Experience:
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Controller, California Republic Bank

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Controller, San Diego County Credit Union

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Chief Financial Officer, Solarity Credit Union

CORPORATE GOVERNANCE AND BOARD MATTERS
Corporate Governance
We value strong corporate governance principles and seek to manage the Company in a manner that reflects integrity and high ethical standards. We also seek to cultivate an inclusive environment at all levels of the organization where diverse perspectives and ideas can be represented effectively. To foster strong corporate governance and business ethics, our Board of Directors reviews our corporate governance practices and principles on a regular basis, looking for opportunities to strengthen and enhance them. We have adopted certain corporate governance guidelines, which are embodied in our Governance Policy that the Board has approved to achieve the following goals:
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promote the effective functioning of the Company’s Board of Directors;

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ensure that the Company conducts all of its business in accordance with high ethical and legal standards; and

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enhance long-term stockholder value.

The full text of our Governance Policy is available on our website at www.ppbi.com under the “Investors” section. Our stockholders may also obtain a written copy of the Governance Policy at no cost by writing to us at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614, Attention: Investor Relations Department, or by calling (949) 864-8000.
The Nominating and Governance Committee of our Board of Directors administers our Governance Policy, reviews performance under the guidelines and the content of the guidelines annually and, when appropriate, recommends that our Board approve updates and revisions to our Governance Policy.
Board Independence and Leadership
The Board of Directors has determined that, with the exception of Mr. Gardner, the Company’s Chairman of the Board, President, and CEO, all of our current directors are “independent” within the meaning of the director independence standards of NASDAQ and the SEC.
Lead Independent Director
Our Governance Policy provides that our Board of Directors must have either a non-executive Chairperson or a Lead Independent Director to ensure independent Board leadership and that the Company is managed for the long-term benefit of its stockholders. Each year, the Board evaluates its leadership structure to ensure that it remains appropriate. Currently, the offices of Chairman of the Board of Directors and CEO are jointly held, and the independent directors have elected Director M. Christian Mitchell as our Lead Independent Director.
The specific responsibilities of the Lead Independent Director are defined in our Governance Policy, and include:
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ensuring active participation of the independent directors in setting agendas and establishing priorities for the Board;

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presiding at all meetings of the Board at which the Chairperson is not present, including executive sessions of the independent directors;

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coordinating administration of the annual Board evaluation, together with the Nominating and Governance Committee;

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serving as a liaison between the Chairperson and the independent directors;

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being available for consultation with stockholders, regulators, third parties, and other key stakeholders, as appropriate; and

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performing such other duties as the Chairperson or the Board may from time to time delegate or request.

Mr. Mitchell performs these duties and provides leadership in numerous additional ways. He is accessible to the CEO, who frequently consults with Mr. Mitchell on matters of corporate governance and Board oversight, among other matters. He also fosters dialogue among the directors and between the Board and management. Mr. Mitchell takes an active role in outreach efforts with various constituents, including investors during the Company’s annual stockholder outreach campaign. Mr. Mitchell has been recognized by the National Association of Corporate Directors as a leader in promoting governance best practices. Effective in 2022, the Lead Independent Director receives an annual cash retainer and annual equity award in recognition of the role’s significant responsibilities and time commitment.
Executive Sessions
Typically, the Company’s independent directors meet in executive session without management at each regularly scheduled board meeting. In addition, the Company’s independent Committees typically meet in executive session at each regularly scheduled meeting.

Annual Board and Board Committee Evaluations
The Nominating and Governance Committee of the Board, in coordination with the Lead Independent Director and full Board, conducts an annual evaluation of the Board’s performance and effectiveness at the Board, committee, and individual director levels. The Nominating and Governance Committee develops and implements a process for such evaluation and review, which is designed to encourage open and candid feedback on both the effectiveness of the Board as a whole, as well as the effectiveness of each of its members. The scope of assessments includes elements of Board effectiveness, such as Board size, meeting frequency, quality and timing of information provided to the Board, director communication, director skills and qualifications, director independence, and Board strategy.
Additionally, each Board committee conducts an evaluation of its effectiveness annually. The review includes an evaluation of various areas such as committee size, composition, performance, and coordination among committee members and among the standing committees. The results of the committee performance assessments are reviewed by each committee, as well as by the Nominating and Governance Committee, and discussed with the full Board.
Annual CEO Performance Evaluation
Each year, the Nominating and Governance Committee reviews a process to solicit feedback from each director, other than our CEO, regarding the CEO’s performance over the past year. Our Lead Independent Director, in coordination with our Nominating and Governance and Compensation Committees, leads this process.
CEO and Executive Succession Planning
Succession planning for the CEO and other key executive officer positions is one of the Board’s key responsibilities. Typically, on an annual basis, the CEO presents a management succession plan to the Nominating and Governance Committee, which reviews and recommends the succession plan to the full Board for approval. The management succession plan describes the process by which the executive management of the Company will continue if the current CEO is unwilling or unable to serve, including an unexpected departure of the CEO. Succession plans for other key executive officers are also addressed.
Communications with the Board
Individuals may submit communications to any individual director, including our presiding Chairman, our Board as a group, or a specified Board committee or group of directors, including our non-management directors, by sending the communications in writing to the following address: Pacific Premier Bancorp, Inc., 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614. The Company’s Corporate Secretary will sort the Board correspondence to classify it based on the following categories into which it falls: stockholder correspondence, commercial correspondence, regulatory correspondence, or customer correspondence. All stockholder correspondence will then be forwarded to the Board members to whom it is directed.
Board Oversight of Strategy and Direct Contact with Management
Our Board is actively engaged in overseeing the Company’s strategic planning and initiatives. Each year, the Board conducts an annual in-depth, multi-day set of meetings to discuss the current strategic landscape, as well as strategic and organic growth plans, and to review our overall business. Discussion topics may include new or expanded lines of business, products, and services; clients and market share; financial outlook; competition; environmental sustainability; human capital management; regulatory environment; and updates in corporate governance and stockholder relations. Discussions about the Company’s strategic priorities and goals, as well as execution on those priorities and goals, also are held during the Board’s regular meetings.
All of our directors have access to our CEO and our senior executive officers at any time to discuss any aspect of our business. In addition, there generally are frequent opportunities for directors to meet with other members of our management team.
Board Risk Oversight
Our Board’s Role in Risk Oversight
Our Board believes that understanding, identifying, and managing risk is essential to our Company’s success. Our entire Board is responsible for overseeing the Company’s risk management processes and regularly discusses the Company’s risk profile and how best to manage the Company’s most significant risks. Each of the

Board committees is engaged in overseeing the Company’s risks as they relate to that committee’s areas of oversight, and has the responsibility for ensuring that overall risk awareness and risk management is appropriate. For example, the Compensation Committee performs periodic risk assessments to review and evaluate compensation program-related risks. The Board also specifically delegates certain risk oversight functions to the Audit and Enterprise Risk Committees.
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The Audit Committee is responsible for monitoring business risk practices, as well as legal and ethical programs, which helps the Board fulfill its risk oversight responsibilities relating to the Company’s financial statements, financial reporting process, and regulatory requirements. The Audit Committee also oversees the internal audit function.

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The Enterprise Risk Committee oversees the design and implementation of our enterprise risk management program. Our Enterprise Risk Committee’s primary purposes are to (i) monitor and review our enterprise risk management framework and risk appetite for credit, market, liquidity, operational, information technology and information security, compliance and legal, strategic, and reputation risks, and (ii) monitor and review the adequacy of our enterprise risk management functions.

As a general matter, except for cases where a particular committee may choose to meet in executive session, all Board members are invited (but not required) to attend the regular meetings of all Board committees. We believe that this transparent and collaborative structure provides for a more informed Board, and helps the Board understand and monitor internal and external risks.
Risk Appetite Statement
The Board oversees, and approves on at least an annual basis, the Company’s Risk Appetite Statement, which sets forth qualitative and quantitative tolerance levels with respect to the amount and types of key risks underlying the Company’s business. Key risk indicator limits and thresholds are measured and reported quarterly to the Board on the Company’s risk dashboard. Suggested changes to the Company’s Risk Appetite Statement or related risk indicator limits and thresholds received from management are reviewed and challenged by the second line of defense, principally Enterprise Risk Management, after which changes are reviewed, challenged, and ultimately approved by the Enterprise Risk Committee of the Board. The Enterprise Risk Committee is responsible for overseeing the Company’s compliance with the Risk Appetite Statement. Our other Board committees also share responsibility for the Risk Appetite Statement by overseeing and approving applicable risk metrics that are contained in significant enterprise-wide policies, for example, concentration limits in the Credit Policy.
Risk & Controls
With oversight from our Board and its committees, we are focused on, and continually invest in, our risk management and control environment. Our business teams, supported by our risk, compliance, legal, finance, and internal audit functions, work together to identify and manage risks applicable to our business, as well as to enhance our control environment. Particular areas of focus include, among other things, financial reporting, credit, concentrations, fraud, data management, privacy, bank regulatory requirements, and as further discussed below, cybersecurity.
We have adopted a three lines of defense model to control risk-taking. Our first line of defense, our business lines and support functions, identifies, assesses, monitors, and manages risk in these areas in accordance with established policies and procedures. Our second line of defense, independent risk management, including enterprise risk management, information security, compliance, and Bank Secrecy Act/ AML functions, coordinates and oversees the implementation of the enterprise risk management framework, including monitoring the risk management activities of the first line of defense, and provides effective challenge to management’s decisions. Our third line of defense, Internal Audit, provides independent assurance to the Audit Committee of the Board on the design and effectiveness of our internal controls.
Cybersecurity
Information Security Program and Standards
Under the leadership of our Chief Information Security Officer (CISO), we have developed and implemented a risk-based information security program.
Our information security and privacy programs are aligned with the National Institute of Standards and Technology (NIST) Cyber Security Framework. This framework enables monitoring and evaluation of cybersecurity risk by organizing information, enabling risk management decisions, and addressing emerging threats. The Information Security Program and all applicable policies, processes, and technologies apply to all of our operations and all of our employees.
During 2022, we did not experience a material compromise to any of our data systems, platforms, or infrastructure and did not incur any expenses resulting from information security breaches, penalties, or settlements. Should an information security incident occur, we have resources outlined in our Incident Response Plan to assist with forensic analysis, response strategies, and crisis communications.
Cybersecurity Strategy
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Board Oversight and Risk Management. The Board of Directors and Enterprise Risk Committee oversee our information security program, including risks related to information security and cybersecurity. The Board of Directors establishes the information security risk appetite, as set forth in the Bank’s Risk Appetite Statement, and approves the information security program. Cybersecurity and data privacy risks are integrated into our enterprise risk management process, in which key risks are evaluated by the Enterprise Risk Committee at least quarterly and then reviewed by the full Board. Our CISO regularly presents updates on the information security program to the full Board of Directors.

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Threat Intelligence Technology. Our vulnerability management and threat intelligence program assesses the threat and vulnerability landscape, leveraging industry-leading tools and intelligence to detect, evaluate, prioritize and track threats and vulnerabilities through mitigation and/or remediation. The program includes regularly scheduled internal and external risk-based scanning.

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Testing and Auditing. Our Internal Audit department is charged with auditing our cybersecurity and data governance and privacy programs, among other responsibilities. We also contract with a well-known third-party cybersecurity firm to conduct annual penetration testing. Finally, we are audited by an independent firm with expertise in information security. While no cybersecurity program is completely infallible, we believe that leveraging all these resources helps us adhere to industry best practices and to maintain a disciplined approach.

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Employee Education and Training. We promote cybersecurity education through a security awareness, training, and education program that provides consistent and focused training to educate employees, raise awareness, and change behaviors. All employees are educated at least annually about the importance of consumer and customer confidentiality, information security, and privacy. Security campaigns are launched to test the effectiveness of the training provided, including email phishing, online computer-based training, and periodic/targeted corporate communication bulletins.

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Investment. We continually invest in leading-edge information security tools and a team of dedicated cybersecurity professionals to leverage technologies to identify and mitigate existing and emerging threats.

For further information, please refer to our 2022 Annual Report and our 2022 CSR Report, available from our website at www.ppbi.com under the “Investors” section.
Climate-Related Risk
We recognize the significant potential impact climate change may have on us, our clients, employees, shareholders, and the communities we serve. We are cognizant of our responsibility to better understand the impact of our operations on global climate change and are taking steps to help ensure our organization operates in a manner consistent with responsible environmental stewardship.
Climate-related Risk Oversight. Emerging risks such as climate risks are identified and assessed by our enterprise risk management team. Climate-related risks are incorporated in our enterprise-wide Risk and Control Self-Assessment (“RCSA”), which is a process we use to identify, assess, and report on risk exposures and the strength of controls. The RCSA also provides the basis for prioritizing risks and risk mitigation activities across business areas and risk categories. Results of the RCSA are used to drive management action plans and report key risks to executive management, the Enterprise Risk Committee, and the Board.
Climate-Related Financial Risk Management. We have established a cross-functional climate risk working group to oversee the organization’s approach to manage climate-related risks. This cross-functional team includes representation from our credit team and our ESG & corporate responsibility team. A senior officer from the portfolio management and underwriting group, who reports to the Chief Credit Officer, leads and coordinates all climate-related credit risk efforts, and the group is actively monitored and advised by both the Chief Credit Officer and the Chief Risk Officer.
For additional information regarding climate-related risk, including Physical Risk, Transition Risk, and Credit Risk, please refer to our 2022 Annual Report and our 2022 CSR Report.
Director Matters and Meeting Attendance
Outside Directorships
We encourage all directors to carefully consider the number of other company boards of directors on which they serve, taking into account the time required for board attendance, conflicts of interests, participation, and effectiveness on these boards. Pursuant to our Governance Policy, no director may serve on more than four (4) total public company boards of directors, including the Board. Directors are asked to report all directorships, including advisory positions, accepted, as well as to notify the Nominating and Governance Committee in advance of accepting any invitation to serve on another public company board.
Meeting Attendance — Board and Committee Meetings and Annual Meeting of Stockholders
Our Board of Directors met nine times during 2022, including three special meetings that were held to discuss the Company’s approach to proactively manage liquidity and interest rate risk in the rapidly-rising interest rate environment. Our Board of Directors anticipates holding five regularly-scheduled Board meetings in 2023, plus any special meetings that may be necessary or appropriate. Each director attended in person or via teleconference at least 75% of the Board and applicable Board committee meetings during 2022.
It is the Board’s policy that each director employs his or her best efforts to attend our annual stockholder meeting. Ten (10) of our then-serving Board members attended our 2022 Annual Meeting of Stockholders.
Total Meetings — 28
Board	9	Nominating and Governance Committee	4
Audit Committee	5	Enterprise Risk Committee	4
Compensation Committee	6
Corporate Code of Business Conduct and Ethics
We have implemented a Code of Business Conduct and Ethics applicable to our directors, CEO, and all of our officers and employees. Our Code of Business Conduct and Ethics provides fundamental ethical principles to which these individuals are expected to adhere. Our Code of Business Conduct and Ethics operates as a tool to help our directors, officers, and employees understand and adhere to the high ethical standards required by the Company and the Bank.
Our directors are expected to avoid any action, position, or interest that conflicts with an interest of the Company, or gives the appearance of a conflict. As a result, our directors must disclose all business relationships with the Company and any other outside business relationships that present actual or potential conflict of interest for review by the Nominating and Governance Committee, and to recuse themselves from discussions and decisions affecting those relationships. In addition, each director is subject to the Company’s Related Party Transactions Policy, pursuant to which transactions between the Company or the Bank and any of our directors or certain of their affiliates need to be approved or ratified by disinterested members of the Nominating and Governance Committee, if not otherwise pre-approved under the terms of the policy. For more information, see “Related Party Transaction Policy” under “Certain Relationships and Related Transactions.”
Our Code of Business Conduct and Ethics is available on our website at www.ppbi.com under the “Investors” section. Our stockholders may also obtain written copies at no cost by writing to us at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614, Attention: Investor Relations Department, or by calling (949) 864-8000. Any future changes or amendments to our Code of Business Conduct and Ethics and any waiver that applies to one of our senior financial officers or a member of our Board of Directors will be posted to our website.
Board Committees
We believe our Board has created a sound committee structure designed to help the Board carry out its responsibilities in an effective and efficient manner. While the Board may form from time to time ad hoc or other special purpose committees, there are four (4) standing Board committees: Audit, Compensation, Nominating and Governance, and Enterprise Risk.
Committee Membership, Responsibilities and Meetings
All chairpersons of our four (4) standing committees are independent and appointed annually by the Board. Each chairperson presides over committee meetings; oversees meeting agendas; serves as liaison between the committee members and the Board, as well as between committee members and management; and works closely with executive and senior management on appropriate committee matters.
Each committee meets regularly, on at least a quarterly basis. The committees, typically through their committee chairpersons, routinely report their actions to, and discuss their recommendations with, the full Board. In addition, certain committees periodically hold extended meetings dedicated to discussing key strategic matters or other business items that are relevant or subject to the committee’s oversight responsibilities on a more in-depth basis.

The Board has determined that each of the current members of the four (4) standing Board committees is “independent” within the meaning of applicable SEC rules, NASDAQ director independence standards and other regulatory requirements, to the extent applicable. The names of the current members (chairpersons’ names in bold) and highlights of some of the key oversight responsibilities of the Board Committees are set forth below:
Audit Committee Chair M. Christian Mitchell Other Members Jeffrey C. Jones, George M. Pereira, Zareh H. Sarrafian, and Richard C. Thomas
Key Oversight Responsibilities
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Selects and communicates with the Company’s independent auditors.

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Reports to the Board on the general financial condition of the Company and the results of the annual audit.

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Oversees the Company’s internal controls, accounting, and financial reporting process.

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Oversees the audits of the Company’s financial statements.

The Board of Directors has determined that each of Messrs. Jones, Mitchell, Pereira, Sarrafian, and Thomas satisfy the requirements established by the SEC for qualification as an “audit committee financial expert,” and is independent under the NASDAQ listing standards and rules of the SEC.

Compensation Committee Chair Jaynie M. Studenmund Other Members Ayad A. Fargo, Joseph L. Garrett, Stephanie Hsieh, Jeffrey C. Jones, and Barbara S. Polsky
Key Oversight Responsibilities
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Reviews the amount and composition of director compensation from time to time and makes recommendations to the Board when it concludes changes are needed.

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Oversees the Bank’s compensation policies, benefits and practices.

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Approves all stock option, restricted stock, and restricted stock unit grants.

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Determines the annual salary, the annual bonus, stock options, and restricted stock grants of our NEOs.

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Approves the compensation structure for other members of our senior management team.

Enterprise Risk Committee Chair Barbara S. Polsky Other Members Stephanie Hsieh, Rose E. McKinney-James, M. Christian Mitchell, George M. Pereira, Jaynie M. Studenmund, and Richard C. Thomas
Key Oversight Responsibilities
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Monitors and reviews the Company’s enterprise risk management framework and risk appetite for credit, market, liquidity, operational, information security, compliance and legal, strategic, and reputation risks.

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Monitors and reviews the adequacy of enterprise risk management functions; and report its conclusions and recommendations to the Board.

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Reviews the Company’s risk profile for alignment with the Company’s strategic objectives and risk appetite, including compliance with risk limits and thresholds set forth in our Risk Appetite Statement.

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Reviews all significant policies and contingency plans, including any legally-required stress testing processes as frequently as economic conditions or the condition of the Company may warrant, but no less than annually.

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Reviews cybersecurity threat reports regarding the assessment of current security updates, cyber statistics, core elements and controls, and key IT trends affecting information security.

Nominating and Governance Committee Chair Zareh H. Sarrafian Other Members Ayad A. Fargo, Joseph L. Garrett, Jeffrey C. Jones, Rose E. McKinney-James, M. Christian Mitchell, and Barbara S. Polsky
Key Oversight Responsibilities
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Reviews qualification criteria for director candidates and nominating candidates as directors.

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Oversees our Board governance structure and policies.

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Oversees our Environmental, Social, and Governance initiatives.

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Conducts annual Board evaluations, in coordination with the Lead Independent Director.

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Conducts CEO and management succession planning.

Committee Governance
Committee Charters
Each committee is governed by a Board-approved charter, which sets forth each committee’s purpose and responsibilities. The charters provide that each committee has adequate resources and authority to discharge its responsibilities, including appropriate funding for the retention of external consultants or advisers, as the committee deems necessary or appropriate. Each committee charter is reviewed by its committee members and by the full Board on at least an annual basis. The charters of each committee are available on our website, www.ppbi.com under the “Investors” section.
Compensation Committee Interlocks and Insider Participation
For 2022, the Compensation Committee was comprised of Ms. Studenmund, Ms. Hsieh, and Ms. Polsky, as well as Messrs. Fargo, Garrett, and Jones, each of whom was an independent director. None of these individuals is or has been an officer or employee of the Company during the last fiscal year or as of the date of this Proxy Statement, or is serving or has served as a member of the compensation committee of another entity that has an executive officer serving on the Compensation Committee. No executive officer of the Company served as a director of another entity that had an executive officer serving on the Compensation Committee. Finally, no executive officer of the Company served as a member of the compensation committee of another entity that had an executive officer serving as a director of the Company.
ENVIRONMENTAL, SOCIAL, AND GOVERNANCE
Board Oversight
Our commitment to sustainability begins at the top of our organization with our Board. The Board has delegated to its Nominating and Governance Committee, which is composed entirely of independent directors, responsibility for overseeing our strategy, policies and initiatives related to our ESG program. The Nominating and Governance Committee reviews and advises on the Company’s ESG policies and disclosures, oversees management’s implementation of ESG initiatives, and advises the Board on significant ESG-related matters. While the Nominating and Governance Committee is responsible for overall strategies, policies and initiatives related to ESG, specific aspects of ESG are overseen by other Board and management committees. For example, the management-level Human Capital and Benefits Committee oversees strategy, initiatives and policies specific to diversity, equity, and inclusion.
In 2023, as part of the annual review of our governance framework, we continued to align our Nominating and Governance Committee Charter, as well as our Governance Policy, with our Board’s expanding role in ESG oversight. Our Director of ESG and Corporate Responsibility regularly reports to the Nominating and Governance Committee, which discusses the Company’s ongoing ESG initiatives and progress. In addition, the Director of ESG and Corporate Responsibility presents ESG program updates to the entire Board.
Program Management
Our Director of ESG and Corporate Responsibility reports directly to our Chairman and CEO. The Director of ESG and Corporate Responsibility coordinates the development and execution of strategic initiatives supporting the Company’s focus on ESG-related issues. In these functions, the Director of ESG and Corporate Responsibility engages with a broad range of internal and external stakeholders, including our Board of Directors and Board committees, clients, consumer advocates, and community leaders. In addition, the Corporate Social Responsibility Officer, who reports to the Director of ESG and Corporate Responsibility, oversees the ESG reporting and disclosure process, monitors trends and best practices, supports existing ESG projects, and helps develop new sustainability initiatives.

OVERSIGHT

BOARD OF DIRECTORS

NOMINATING & GOVERNANCE COMMITTEE

MANAGEMENT

ESG MANAGEMENT COMMITTEE

ESG EXECUTIVE STEERING GROUP

IMPLEMENTATION

CLIMATE RISK WORKING GROUP	SUSTAINABILITY WORKING GROUP	HUMAN CAPITAL WORKING GROUP	SUPPLIED DIVERSITY WORKING GROUP	GOVERNANCE & DISCLOSURE WORKING GROUP
OBJECTIVE Climate risk integration in credit analysis	**OBJECTIVE** Initiatives to reduce environmental footprint	**OBJECTIVE** Diversity and inclusion awareness and training; Employee development and well-being	**OBJECTIVE** Increase diverse and small vendor representation	**OBJECTIVE** Coordinate non-financial SEC disclosure

An ESG Steering Group has also been established to support the Director of ESG and Corporate Responsibility, Corporate Social Responsibility Officer, and senior management in development, implementation, and management of the Company’s ESG program. The ESG Executive Steering Group is chaired by the Director of ESG and Corporate Responsibility, and its membership includes key members of senior management across the organization, including our President and Chief Operating Officer, Chief Financial Officer, Chief Risk Officer, Chief Human Resources Officer, Chief Credit Officer, General Counsel, and Director of Investor Relations. The ESG Steering Group oversees the five working groups, including the: Climate Risk Working Group, Sustainability Working Group, Human Capital Working Group, Supplier Diversity Working Group, and Governance & Disclosure Working Group.
Commitment
We are committed to integrating ESG considerations across our business practices and operations. Our priority is to mitigate risk and improve performance, while bringing positive impact on our business, society, and environment. This includes making our operations more sustainable, fostering an inclusive workforce and addressing social and environmental issues in our communities.
For more details regarding our ESG initiatives, you are encouraged to read our 2022 CSR Report, which can be found on our website at www.ppbi.com under the “Investors” section.
HUMAN CAPITAL
Our culture and approach to human capital resource management is embodied in our Success Attributes: Achieve, Communicate, Improve, Integrity, and Urgency. We also seek to cultivate an inclusive environment at all levels of the organization where diverse perspectives and ideas can be represented effectively. These principles have been the drivers of our performance as we executed our business strategies and navigated the health, social, and economic environment over the past two years. We have managed our organization through significant challenges and delivered strong financial results, while at the same time supporting the well-being of our employees. We expect and encourage employee participation, input, and collaboration. We value accountability because it is essential to our success, and we accept our responsibility to hold ourselves and others accountable for meeting commitments and achieving exceptional standards of performance.
Diversity, Equity, and Inclusion
We believe diversity has contributed to our success. We do not and will not tolerate discrimination in any form with respect to any aspect of employment. Our current initiatives reflect our ongoing efforts as we continue to foster a diverse, inclusive, and equitable workplace and community. We believe that diversity of thought, backgrounds, and experiences result in better outcomes for all of our stakeholders and empowers our employees to make more meaningful contributions within our Company and communities. As individual employees offer their diverse perspectives and unique input, collaboration and teamwork lead to improved outcomes and innovation that can tangibly influence business results. In addition to valuing every unique viewpoint, we are committed to identifying and remediating inequities in compensation outcomes and promotion opportunities. At Pacific Premier, we celebrate our differences and seek to improve not only the lives of our clients and employees but also the well-being of our community.
Diversity Metrics (as of 12/31/2022)

Women in VP Roles and Above	Women in Management Roles(1)	Women in Entire Workforce	Minorities in VP Roles and Above	Minorities in Management Roles(1)	Minorities in Entire Workforce

(1)
Management = Any individual with direct reports.

Premier Inclusion
Our diversity and inclusion strategy, “Premier Inclusion,” is designed to address diversity and inclusion from specific target areas: Data and Metrics, Recruitment, Training and Education, and Career Development. Each area encompasses different on-going activities to measure the progress of overall diversity and inclusion with the goal of continuous improvement. Success of initiatives and activities are measured across four areas:
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Data and Metrics: We developed a diversity dashboard to gauge improvement on an annual basis across workforce demographics. The diversity dashboard is shared on an annual basis with our Board of Directors.

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Recruitment: Our recruiting team focuses on building strategies that are designed to identify and attract diverse talent. Pacific Premier ensures recruiters receive and maintain certification as a Certified Diversity Recruiter through the AIRS program. Additionally, we partner with vendors who specialize in routing all job postings to boards that reach out to diverse populations. Our recruiting outreach efforts are designed to maintain a pipeline of diverse talent through outreach efforts and partnerships with local colleges, non-profit organizations, and other platforms.

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Training and Education: We measure attendance and evaluate training feedback surveys.

Training: All new employees undergo Conscious Inclusion training that reviews topics such as unconscious bias, allyship, microaggressions, human rights, and more. All existing employees undergo a refreshed version of the training on a periodic basis.
Premier Inclusion Newsletters: One component of our DEI training and education is our quarterly newsletters.
Premier Inclusion Webinars/Speaker Series: Another component of our DEI training and education is our internal events that are more interactive and participatory for our employee audience. For example, in 2022 we hosted a Women in Leadership Panel where employees were able to hear directly from executive women leadership on their experiences in leadership and their career progression leading to their present-day roles.
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Career Development: We advise leadership on learning and growth opportunities for all high potential employees.

Investing in Our Human Capital
We endeavor to provide our employees with career growth opportunities instead of jobs, and as such, full-time employees comprise the majority of our staff. We encourage professional and personal development and offer our employees professional development and training opportunities as well as generous tuition reimbursement resources.
Employee Engagement
We value the voice of our employees and encourage feedback and continual improvement. In 2022, we partnered with Gallup to launch our first employee engagement survey “Premier Perspective,” with a commitment to continue to measure progress and identify areas of improvement. All leaders were offered training to better understand the concept of engagement, Gallup’s methodology, and how to interpret results and develop action plans with their teams.
Health & Safety
Our Health and Safety Policy outlines our general approach and commitment to employee health and safety. All employees receive Health and Safety Training via our learning management system, which contains information on Office Safety topics such as slips, trips, falls, hazardous chemicals, emergency procedures, and office ergonomics. Employees receive this training on an annual basis.
We also strive to provide each employee with a safe and healthy work environment. Violence and threatening behavior are not permitted. The Company has adopted a formal injury and illness prevention program to conduct business activities in compliance with local, state, and federal safety and health regulations and standards. The program covers all facilities and operations of the organization, and addresses on-site emergencies, injuries and illnesses, and general safety procedures.

Compensation and Benefits
We are committed to offering competitive total compensation packages to our employees. We regularly compare compensation and benefits with peer companies and market data, making adjustments as needed to ensure compensation stays competitive. We also offer a wide array of benefits for our employees and their families. For 2022, we continued to expand both the breadth of employees receiving equity awards and the percentage of total compensation in the form of equity, thus deepening our organization’s alignment with stockholder interest with an 8% average increase in shares awarded to key staff members relative to 2022, and a 12% average increase annually over the last three consecutive years. We offer a comprehensive health and well-being program that provides resources supporting health, as well as financial, community, social, emotional, purpose, and career well-being.
For further information regarding our Premier Inclusion initiatives and other diversity, equality, and inclusion metrics, please refer to our 2022 CSR Report, available on our website at www.ppbi.com under the “Investors” section.

COMPENSATION OF NON-EMPLOYEE DIRECTORS
Compensation for our non-employee directors is designed to be competitive with other financial institutions that are similar in size, complexities or business models. Our Board of Directors, acting upon a recommendation from the Compensation Committee, annually determines the non-employee directors’ compensation for serving on the Board of Directors and its committees. Our CEO, the only employee director on the Board, does not receive any payment for his services as a director.
2022 Director Compensation
No changes to our non-employee director compensation structure were made in 2022. The Director’s Compensation Table below sets forth the current committee membership assignments, as well as the amounts earned or paid to each non-employee member of our Board of Directors during the year ended December 31, 2022. Individual compensation reflects the base cash and equity compensation, as well as incremental committee chairperson and membership fees, as applicable. Each non-employee director serves on at least one committee.
Aggregate Director Compensation in 2022. In accordance with applicable SEC rules and regulations, the following table reports all compensation the Company paid during 2022 to its non-employee directors.
2022 DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(1)	Changes in Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Ayad A. Fargo	$74,438	$75,000	$—	$—	$—	$149,438
Joseph L. Garrett	74,438	75,000	—	—	—	149,438
Stephanie Hsieh	13,391	75,000	—	—	—	88,391
Jeffrey C. Jones	82,563	75,000	—	—	—	157,563
Rose E. McKinney-James	37,475	75,000	—	—	—	112,475
M. Christian Mitchell	126,938	100,000	—	—	—	226,938
George M. Pereira	80,001	75,000	—	—	—	155,001
Barbara S. Polsky	91,938	75,000	—	—	—	166,938
Zareh H. Sarrafian	90,000	75,000	—	—	—	165,000
Jaynie M. Studenmund	87,250	75,000	—	—	—	162,250
Cora M. Tellez(2)	44,588	75,000	—	—	—	119,588
Richard C. Thomas	77,875	75,000	—	—	—	152,875

(1)
These amounts represent the aggregate grant date fair value of restricted stock granted in 2022, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are discussed in Note 16 to our Consolidated Audited Financial Statements for the fiscal year ended December 31, 2022, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Fair value is based on 100% of the closing price per share of our common stock on the date of grant. At December 31, 2022, each of the non-employee directors named in the above table held 2,031 shares of restricted stock except for Mr. Mitchel, Ms. McKinney-James, and Ms. Hsieh, who held 2,726 shares, 2,113 shares, and 2,084 shares, respectively. In addition, at December 31, 2022, Messrs. Garrett and Jones each held options to acquire 15,000 shares of our common stock.

(2)
Ms. Tellez retired from the Board in 2022. All of the shares of restricted stock awarded to her were accelerated to vest upon her resignation.

Elements of Director Compensation
Compensation for our non-employee directors reflects a combination of cash (annual retainer fees and committee retainer fees) and equity (annual restricted stock awards), as outlined in the Schedule of Director Fees below. The Lead Independent Director is entitled to an additional annual retainer, and chairpersons of the Board and each committee are also entitled to annual chairperson fees. Effective January 1, 2022, the compensation of our non-employee directors was updated to include an annual cash retainer for the Lead Independent Director and to make other changes as recommended by the Compensation Committee.

Summary of Annual Director Fees(1)
Director Annual Cash Fee:	$65,000
Director Annual Equity Awards	$75,000 in shares of restricted stock
Lead Independent Director Retainer(2)	$75,000 cash $25,000 in shares of restricted stock
Chairperson Fees:	$25,000 Audit Committee $20,000 Compensation Committee $20,000 Enterprise Risk Committee $20,000 Nominating and Governance Committee
Committee Member Fees	$10,000 Audit Committee $6,000 Compensation Committee $6,000 Enterprise Risk Committee $6,000 Nominating and Governance Committee
Travel Expenses	Directors are eligible for reimbursement for their reasonable expenses incurred in connection with attendance at meetings or the performance of their director duties in accordance with Company policy.

(1)
Effective January 1, 2022, except as noted.

(2)
On November 8, 2022, the Compensation Committee approved an increase in the Lead Independent Director’s annual cash compensation from $40,000 to $75,000, and approved an additional annual equity award with value of $25,000.

Stock Compensation
Each non-employee director is eligible for a grant of shares of restricted stock issued from our Amended and Restated 2022 Long-Term Incentive Plan, as amended, as recommended by the Compensation Committee. The shares of restricted stock that the Company awards to its directors fully vest as of the first anniversary of the date of grant, subject to earlier vesting on termination of service in certain circumstances. On March 15, 2022, each of our non-employee directors serving at that time was granted 2,031 shares of restricted stock, which had a value of approximately $75,000 as of the date of grant, based upon the closing price of the Company’s common stock as of that date. On August 25, 2022, we granted an initial award to Ms. McKinney-James of 2,113 shares, on November 8, 2022 we granted an initial award of 2,084 shares to Ms. Hsieh; and on November 8, 2022, we granted an award of 695 shares to Mr. Mitchell.
Deferred Compensation Plan
The Bank created a Directors’ Deferred Compensation Plan in September 2006 which allowed non-employee directors to defer Board of Directors’ annual cash fees and provided for additional contributions from any opt-out portion of the long-term care insurance plan in which non-employee directors were entitled to participate at that time. As of December 2016, the Directors’ Deferred Compensation Plan was frozen such that no new contributions may be made and existing balances remain until distribution. The Directors’ Deferred Compensation Plan is unfunded. The Company is under no obligation to make matching contributions to the Directors’ Deferred Compensation Plan. The director’s account balance is payable upon retirement or resignation. Ms. Tellez retired from the Board in 2022 and received a distribution of $4,048 in deferred compensation upon her retirement. The only outstanding balances under the Deferred Compensation Plan for our directors at December 31, 2022 were as follows: Mr. Fargo had a balance of $2,312 and Mr. Jones had a balance of $52,555.
Stock Ownership Guidelines for Directors
The Board of Directors has adopted stock ownership guidelines for non-employee directors, which require that each non-employee director own shares of the Company’s common stock having a value equal to at least five times the director’s annual cash retainer for service on the Board of the Company or the Bank Board (not including committee-related fees). New directors have five years after joining the Board of Directors or the Bank Board to meet the guidelines. Restricted stock, restricted stock units subject only to time-based vesting, and a portion of the shares that may be acquired by exercise of vested in-the-money stock options, are treated as stock ownership for this purpose. As of the date of this Proxy Statement, all directors met or exceeded the ownership guidelines to the extent applicable to them.

PRINCIPAL HOLDERS OF COMMON STOCK
The following table sets forth information as to those persons or entities believed by management to be beneficial owners of more than 5% of the Company’s outstanding shares of common stock on the Record Date or as represented by the owner or as disclosed in certain reports regarding such ownership filed by such persons with the Company and with the SEC, in accordance with Sections 13(d) and 13(g) of the Exchange Act. Other than those persons listed below, the Company is not aware of any person, as such term is defined in the Exchange Act, that beneficially owns more than 5% of the Company’s common stock as of the Record Date.
	Amount and Nature of Beneficial Ownership	Percent of Class(1)
BlackRock Inc. 55 East 52nd Street New York, NY 10055	13,766,226(2)	14.38%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	11,258,754(3)	11.76%
Dimensional Fund Advisors LP 6300 Bee Cave Road Austin, TX 78746	5,771,652(4)	6.03%
T. Rowe Price Group Inc. 100 East Pratt St. Baltimore, MD 21202	5,098,265(5)	5.32%

(1)
As of March 24, 2023, there were 95,753,866 shares of Company common stock outstanding on which “Percent of Class” in the above table is based.

(2)
As reported in a Schedule 13 G/A filed with the SEC on January 23, 2023 for the calendar year ended December 31, 2022, BlackRock Inc. has sole voting power over 13,595,035 shares and sole dispositive power over 13,766,226 shares.

(3)
As reported in a Schedule 13 G/A filed with the SEC on February 9, 2023 for the calendar year ended December 31, 2022, The Vanguard Group has sole voting power over 0 shares and sole dispositive power over 11,093,729 shares.

(4)
As reported in a Schedule 13 G/A filed with the SEC on February 10, 2023 for the calendar year ended December 31, 2022, Dimensional Fund Advisors LP has sole voting power over 5,697,717 shares and sole dispositive power over 5,771,652 shares.

(5)
As reported in a Schedule 13 G/A filed with the SEC on February 14, 2023 for the calendar year ended December 31, 2022, T. Rowe Price Investment Management, Inc. has sole voting power over 2,400,328 shares and sole dispositive power over 4,922,119 shares, and T. Rowe Price Associates, Inc. has sole voting power over 141,159 shares and sole dispositive power over 176,146 shares.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
This table and the accompanying footnotes provide a summary of the beneficial ownership of our common stock as of the Record Date, by (i) our directors, (ii) our named executive officers, and (iii) all of our current directors and executive officers as a group. The following summary is based on information furnished by the respective directors and officers. Each person has sole voting and investment power with respect to the shares they beneficially own.
					Total Beneficial Ownership
	Common Stock	Restricted Stock(1)	Restricted Stock Units(2)	Options Exercisable(3)	#(4)	%(5)
Name	A	B	C	D	E	F
Ayad A. Fargo	306,311	3,011	—	—	309,322	*
Joseph L. Garrett	82,415	3,011	—	15,000	100,426	*
Stephanie Hsieh	2,084	3,011	—	—	5,095	*
Jeffrey C. Jones	135,709	3,011	—	15,000	153,720	*
Rose E. McKinney-James	2,113	3,011	—	—	5,124	*
M. Christian Mitchell	25,722	4,014	—	—	29,736	*
George M. Pereira	2,031	3,011	—	—	5,042	*
Barbara S. Polsky	6,979	3,011	—	—	9,990	*
Zareh H. Sarrafian	31,893	3,011	—	—	34,904	*
Jaynie M. Studenmund	11,179	3,011	—	—	14,190	*
Richard C. Thomas	12,733	3,011	—	—	15,744	*
Steven R. Gardner	267,610	155,717	107,113	—	530,440	*
Edward E. Wilcox	140,331	65,999	48,548	49,391	304,269	*
Ronald J. Nicolas, Jr.	59,013	59,267	48,548	—	166,828	*
Michael S. Karr	72,053	31,285	—	34,927	138,265	*
Thomas E. Rice	80,322	34,285	—	—	114,607	*
Stock ownership of all directors and executive officers as a group (24 persons)	1,345,131	554,695	204,209	119,318	2,223,353	2.31%

*
Represented less than 1% of outstanding shares.

(1)
In accordance with applicable SEC rules, shares of restricted stock constitute beneficial ownership because the holder has voting power, but not dispositive power.

(2)
In accordance with applicable SEC rules, restricted stock units that will be settled, within 60 days after the Record Date are included in this column.

(3)
In accordance with applicable SEC rules, stock options that are exercisable or will become exercisable, and restricted stock units that will be settled, within 60 days after the Record Date are included in this column.

(4)
The amounts are derived by adding shares, restricted stock and options exercisable listed in columns A, B, C, and D of the table.

(5)
The amounts contained in column F are derived by dividing the amounts in column E of the table by (i) the total outstanding shares of 95,753,866 plus (ii) the amounts in columns C and D for that individual or the group, as applicable.

Delinquent Section 16(a) Reports
Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the related rules and regulations, our directors and executive officers and any beneficial owners of more than 10% of any registered class of our equity securities, are required to file reports of their ownership, and any changes in that ownership, with the SEC. To our knowledge and based solely on our review of copies of these reports and on written representations from such reporting persons, we believe that during 2022, all such persons filed all ownership reports and reported all transactions on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Party Transaction Policy
Our Board has adopted a written policy governing the approval of related-party transactions, which we refer to as our RPT Policy. A “related party transaction” means any transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) in which (i) the Company or any of its subsidiaries is or will be a participant, (ii) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, and (iii) any “related party” (i.e., an executive officer, director, nominee for director, any stockholder owning more than 5% of any class of the Company’s voting securities, or an immediate family member of the any of these parties) has or will have a direct or indirect material interest. In summary, the RPT Policy provides that, unless a transaction is deemed to be pre-approved (such as compensation-related payments for services provided and routine banking-related services), each related party transaction must be approved by disinterested members of the Nominating and Governance Committee.
Insider Loans
Certain of our officers and directors, as well as their immediate family members and affiliates, are customers of, or have had transactions with us in the ordinary course of business. These transactions include deposits, loans, and other financial services related transactions. Related party transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. As of the date of this filing, no related party loans were categorized as nonaccrual, past due, restructured, or potential problem loans.

PROPOSAL NO. 2 — ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION
The Board of Directors Recommends a Vote “FOR” the Approval of the Compensation of our Named Executive Officers, as Disclosed in this Proxy Statement.
Our advisory vote on executive compensation (otherwise known as “Say on Pay”) is held annually. This vote provides our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our Named Executive Officers (“NEOs”) as further described in the “Compensation Discussion and Analysis” section of this Proxy Statement, including the accompanying compensation tables and narrative discussion therein. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this Proxy Statement.
We ask our stockholders to indicate their support for our executive compensation program for our NEOs and vote FOR the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.”
Because your vote is advisory, it will not be binding upon the Board or the Compensation Committee and may not be construed as overruling any decision by the Board or the Compensation Committee. However, the Board and Compensation Committee value the opinion of our stockholders and will take into consideration the outcome of this advisory vote when considering future executive compensation arrangements.
Stockholders are encouraged to carefully review the following “Compensation Discussion and Analysis” and “Compensation for Named Executive Officers” sections for a detailed discussion of our executive compensation program for our NEOs.
Vote Required
Your vote on this proposal is an advisory vote, which means that the Company and the Board are not required to take any action based on the outcome of the vote. However, the Compensation Committee will consider the vote of our stockholders on this proposal when determining the nature and scope of future executive compensation programs.
The affirmative vote of holders of the majority of the shares for which votes on the proposal are cast at the Annual Meeting is needed to approve this proposal on a non-binding advisory basis. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect this proposal. Further, the failure to vote, either by proxy or in person, will not have an effect on this proposal. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted FOR this proposal.

EXECUTIVE COMPENSATION DISCUSSION & ANALYSIS
In this Executive Compensation Discussion & Analysis, or CD&A, we explain our 2022 compensation program for our CEO, our CFO, and our three highest paid other executive officers, whom we collectively refer to as our NEOs. The Compensation Committee of our Board of Directors has designed our NEO compensation program to align executive compensation with the Company’s achievement of its strategic objectives, its financial performance and the creation of long-term value for our stockholders. In designing our NEO compensation program, the Compensation Committee is mindful of the perspectives our key stakeholders may have with respect to executive compensation matters.
During 2022, we remained committed to a disciplined and consistent approach to new business development and risk management, which has enabled deeper and stronger relationships with our clients. We continued our momentum from 2021’s record year, as total revenue increased to a record $786 million and our efficiency ratio totaled 48.8%*. This translated into net income of $284 million, or $2.98 per share. Our success during the past year reflects the strength and resilience of our diversified commercial banking model and technology-driven growth strategy, which resulted in return on average assets of 1.32% and return on average tangible common equity of 16.10%*.
In designing our NEO compensation program, our Compensation Committee focused on balancing the desire to compensate and reward our NEOs for results that align with our strategic objectives with ensuring that our NEO compensation program does not create incentives that promote undue risk-taking for our organization. The Compensation Committee believes that tying a significant portion of our NEOs’ overall compensation to our long-term profitability and the long-term performance of our stock as compared to our peers provides a meaningful balance between these objectives. The following graphic highlights the key factors and outcomes with respect to our NEO compensation program for 2022.
Company Highlights & Executive Compensation At-A-Glance
2022 Financial Highlights	2022 Company Highlights
Net Income $284 million Earnings per Common Share $2.98 ROAA 1.32% ROATCE* 16.10% TSR and Ranking vs. KBW Regional Bank Total Return Index** 10-year Total Shareholder Return Outperformed by 88%
2022 Financials Reflect Strong Financial Performance
•
Total Revenue increased 2% to a record $786 million.

•
Total assets increased to $22 billion as of December 31, 2022.

•
Non-performing assets dropped to 0.14% of total assets, a five-quarter low, reflecting our commitment to prudent credit risk management.

•
Further leveraged our proprietary Treasury Management and payment solutions, Premier 360TM, and modernized online business banking platform with continued technology investments and launched digital marketing capabilities, resulting in an efficiency ratio of 48.8%*.

•
Continued investment in our employees while maintaining disciplined expense management.

2022 Executive Compensation Highlights	Named Executive Officers

2022 Say-on-Pay Results: 98.7% approval of compensation program.
Stockholder Outreach: Continued and enhanced stockholder outreach program, engaging with institutional holders representing approximately 72% of outstanding shares.
CEO Variable and “At Risk” Pay: 85% of CEO’s total compensation.
2022 Annual Incentive Cash Payments: Paid out below target levels.
Long-Term Incentives:
•
50% time-based restricted stock

•
50% performance-based restricted stock units

Steven R. Gardner: Chairman of the Board, President, and CEO of the Company and Chairman of the Board and CEO of the Bank
Edward E. Wilcox: President and COO of the Bank
Ronald J. Nicolas, Jr.: Senior EVP and CFO of the Company, and Chief Financial and Administration Officer of the Bank
Michael S. Karr: Senior EVP and Chief Risk Officer of the Bank
Thomas E. Rice: Senior EVP and Chief Innovation Officer of the Bank

*
Please refer to the “GAAP Reconciliations” included in Annex A to this Proxy Statement.

**
Total shareholder return (TSR) assumes dividends paid during the performance period are reinvested and is relative to the change of the KBW Regional Bank Total Return Index over the same period.

Full Year 2022 Key Financial Results Compared to the KBW Regional Banking Index
The charts below reflect our relative financial performance compared to peers during 2022. Relative to the KBW Regional Banking Index(1), our operating return metrics ranked above the median for 2022 for return on average assets, efficiency ratio, non-performing assets relative to total assets, and pre-provision net revenue to average assets, all of which are key performance drivers to delivering long-term stockholder value.
Return on Average Assets

Pre-provision Net Revenue / Average Assets(2)

Efficiency Ratio(2)

Nonperforming Assets / Total Assets

(1)
Peer comparison reflects KBW Regional Bank Index members as of December 31, 2022.

(2)
Please refer to the “GAAP Reconciliations” included at Annex A to this Proxy Statement.

EXECUTIVE COMPENSATION PHILOSOPHY
Executive Compensation Program Principles. Our Compensation Committee has established three key principles that provide the framework for our executive compensation program:
Alignment with Stockholder Interests. Our executives’ interests should be aligned with the interests of our stockholders.
•
Executive compensation is tied to financial performance and achievement of strategic goals. Key components of NEO and executive officer compensation are earned only if certain financial and non-financial objectives that our Board and Compensation Committee have identified as value-enhancing are achieved.

•
Equity-based compensation comprises over 69% of our CEO’s compensation.

•
Stock ownership requirements. Our executive stock ownership guidelines require our NEOs to accumulate and maintain a meaningful position in shares of Company common stock to strengthen the alignment of their long-term interests with those of stockholders.

•
Disincentives for excessive risk-taking. Our executive compensation program is designed to balance risk and financial results in a manner that does not encourage imprudent risk-taking. Key design features include our “clawback” policy and our restrictions against hedging and pledging of our stock.

Pay for Performance. Executive pay should be linked to achieving our long-term and short-term business goals.
•
Compensation is tied to financial metrics that further our strategic plan. Both short-term and long-term performance goals are focused on our key financial metrics and strategic plans, which may take several quarters or years to realize.

•
Significant portion of executive pay is variable and performance-based. Approximately 85% of our CEO’s target pay is delivered through annual and long-term incentives.

•
Focus on both short-term and long-term performance. We deliver incentive-based compensation both as annual cash awards and longer-term, equity-based awards predicated on achieving prospective financial goals.

•
Performance is evaluated based on Stockholder Value, Profitability, and Risk Management. The Compensation Committee annually establishes specific performance metrics which are linked to short- and long-term incentive compensation outcomes and how well we perform relative to the industry and our peers.

Attract and Retain Key Executives.
Our executive compensation program should provide competitive pay in order to attract and retain executives who are capable and motivated to help us continue to grow and prudently manage our business.

•
Peer group and financial industry survey data used to ensure pay is competitive in the broader labor market. Our Compensation Committee reviews executive compensation levels paid by members of our peer group based on available data, as well as data for the broader financial industry from our compensation consultant, with the dual goals of paying total compensation at a level commensurate with how well we perform and rewarding our executives for achieving strategic goals while maintaining discipline and prudence.

•
Executives must remain with the Company to receive incentive compensation. Long-term incentive compensation makes up a large portion of executive compensation packages; approximately 67% of the NEOs’ long-term incentive compensation does not vest, if at all, for three years.

Our executive compensation program is designed with these principles in mind. This philosophy guides our Compensation Committee in all decisions regarding executive compensation.
Compensation Governance and Best Practices. Our Compensation Committee regularly reviews our compensation practices and policies to ensure that they further our executive compensation philosophy and reduce unnecessary risk. The following table summarizes our executive compensation plan features and what we believe are “best practices” in terms of designing and administering the program.

WHAT WE DO:	WHAT WE DON’T DO:
Align short-term and long-term incentive plan targets with business goals and stockholder interests	Provide any tax gross-up payments
Conduct annual say-on-pay advisory vote	Reward executives for taking excessive, inappropriate or unnecessary risk
Conduct stockholder outreach to solicit feedback and discuss our compensation practices	Allow the repricing or backdating of equity awards
Retain an independent compensation consultant to advise our Compensation Committee	Provide multi-year guaranteed salary increases or non- performance bonus arrangements
Use performance metrics that compare our performance to external benchmarks	Rely exclusively on total stockholder return as our only performance metric
Maintain a “clawback” policy that applies to NEOs and other senior executives	Award incentives for below-threshold performance
Maintain a robust stock ownership policy for NEOs	Pay dividends on unearned or unvested performance-based equity awards
Re-evaluate and update the composition of our peer group annually	Permit hedging and pledging of our stock by executives
Limit vesting of performance-based RSUs in the event the performance results are negative	Have single trigger vesting on our equity and equity-based awards

PAY FOR PERFORMANCE AND PAY AT RISK
We strive to ensure that there is long-term alignment between NEO pay and Company performance, and we monitor NEO pay as it relates to our performance to ensure this alignment.
We believe that a significant portion of our NEOs’ total compensation should be “performance-based” and “at risk,” meaning that its payment or vesting is based upon the achievement of predefined financial and performance metrics. We also believe that a significant portion should be variable, meaning that the actual compensation will increase or decrease based on the achievement of performance metrics and/or the performance of our stock. We believe that equity should comprise the larger component of our variable pay to provide alignment with our shareholders and provide retention through multi-year vesting.
Placing a significant portion of pay at risk motivates our executives to achieve performance goals and create value for our stockholders. The annual incentive bonus rewards are earned by our NEOs for the achievement of short-term performance goals and how well we perform relative to the industry and our peers. The amount paid is tied to the level of achieved performance, with higher payout levels reflecting superior performance. The long-term performance-based, and equity-based awards reward our executives for achieving long-term performance goals and increasing stockholder value. A portion of our long-term incentives are also tied to our performance relative to an industry index.
As reflected in the charts that follow, 85% of our CEO’s target total 2022 compensation was variable or “at risk,” and an average of 79% of our CFO’s and the Bank President’s and 69% of our other NEOs’ total 2022 compensation was variable or “at risk.”

HOW EXECUTIVE COMPENSATION DECISIONS ARE MADE
Compensation decisions for the NEOs are made by our Compensation Committee, considering input from management, information from the Committee’s independent compensation consultant, and compensation practices of a peer group of similarly-sized companies in our industry and survey data for our industry in general. The role of each in our executive compensation program is described below.
COMPENSATION COMMITTEE

•
Composed entirely of independent directors as determined under NASDAQ rules.

•
Makes all determinations with respect to executive compensation program, with approval from the Board where required (including for approval of CEO pay).

•
Annually reviews executive compensation policies and practices.

•
Determines whether proposed goals or structure of awards might have an inadvertent effect of encouraging excessive risk or other undesirable behavior.

•
Reviews independence and potential conflict of interest of advisors under applicable NASDAQ listing standards and SEC rules on an annual basis.

*
In 2022, based on its review and information provided by Meridian regarding the provision of services, fees, policies and procedures, the presence of any conflicts of interest, ownership of the Company’s stock, and other relevant factors, the Compensation Committee concluded that engaging Meridian raised no conflicts of interest concerns, and Meridian was deemed to be independent for purposes of providing services as an advisor to the Compensation Committee.

2022 Peer Group
In late 2021, the Compensation Committee, with Meridian, reviewed and updated our Peer Group to reflect (i) industry and business mix (regional banks that are exchange traded), (ii) total assets between $16 and $68 billion, (iii) principal place of business and primary markets, and (iv) other factors including business model and M&A activity. The Compensation Committee adopted a revised Peer Group of 22 banks (which included six newly added peers) for use in making compensation decisions with respect to 2022. The Company approximated the median of this Peer Group on the basis of total assets and market capitalization.
2022 PEER GROUP
Ameris Bancorp*	Hilltop Holdings, Inc.
Atlantic Union Bankshares Corporation*	Hope Bancorp, Inc.*
Bank OZK*	Independent Bank Group, Inc.
BankUnited, Inc.*	PacWest Bancorp*
Banner Corporation	Pinnacle Financial Partners, Inc.*
Cathay General Bancorp*	Prosperity Bancshares, Inc.*
Columbia Banking System, Inc.*	Texas Capital Bancshares, Inc.*
Commerce Bancshares, Inc.*	UMB Financial Corporation*
CVB Financial Corp.*	Umpqua Holdings Corporation
First Financial Bancorp.*	Valley National Bancorp*
F.N.B. Corporation*	Western Alliance Bancorporation*

*
Also a member of KRX Index composite as of December 31, 2022

STOCKHOLDER OUTREACH AND “SAY-ON-PAY”
We provide our stockholders the ability to annually cast their advisory vote on the compensation of our NEOs. In 2022, we received a 98.7% affirmative vote for “say on pay,” which is in line with the 97.7% affirmative vote for “say on pay” that we received in 2021, and an improvement from the 81.4% affirmative vote in 2020. We believe that this level of support shows an endorsement of our NEO compensation practices and governance features, as well as our enhanced stockholder engagement efforts.
During 2022 we continued to review our NEO compensation plan design and governance practices, as well as the composition of our peer group, in order to ensure continued alignment with our compensation philosophy and stockholder interests.
Based in part on our stockholder outreach initiatives over the past few years, we have taken certain actions to make sure our NEO compensation program more closely aligns our performance to stockholder interests, including implementing “double trigger” accelerated vesting provisions for our equity incentive awards and adopting and implementing an incentive compensation “clawback” policy, as well as extending our common stock ownership requirements to all of our NEOs. We have received mostly positive feedback with respect to our executive compensation program, particularly with respect to these recent changes.
During the course of 2022, we engaged directly with our top institutional stockholders, representing in the aggregate approximately 72% of our outstanding shares of common stock (as of September 30, 2022), on a range of topics related to long-term stockholder value, including our ESG initiatives and executive compensation matters. The table below summarizes the feedback we received from these stockholders.
FEEDBACK THEMES — 2022	ACTIONS IMPLEMENTED — 2022
Alignment of performance metrics with investor key performance indicators.
The Compensation Committee considers many different key metrics of our performance to determine which will best align our incentives with our financial results and drive value to our shareholders. These types of performance metrics used in our incentive programs are re-evaluated each year for alignment with our current strategic goals and objectives.
The company uses the KBW regional bank index as its benchmark for certain performance measures to best align with stockholder benchmarks and industry trends.

Performance Metrics. Some investors advocated for non-growth based short-term metrics, suggesting consideration of operational or other performance measures instead of earnings per share, and provided several examples of key performance indicators tied to risk management.

The Compensation Committee will continue to evaluate a broad set of performance metrics and along with the compensation consultant, are ensuring best practices in short-term incentive plan design to create alignment for all stakeholders.

Long-Term Incentives. Several investors appreciated the use of total shareholder return and were supportive of the Company’s incentive plan design.	Total shareholder return is one of several distinct performance metrics used in our long-term incentive program, and provides a strong link to relative shareholder value over the long-term.
Consideration of an ESG measure or climate risk indicator in short-term incentives.
We intend to continue this open discussion regarding our compensation program and to take our stockholder feedback into consideration when evaluating our compensation program and making compensation decisions.

ELEMENTS OF EXECUTIVE COMPENSATION PROGRAM
Our executive compensation program consists of the following key components. The Compensation Committee reviews these components and effectiveness of our pay program annually.
Portion of CEO Targeted Direct Compensation	Portion of Other NEO Average Targeted Direct Compensation	Purpose and Key Features
Base Salary

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Purpose: Attraction and Retention of Key Executives.

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Provides a fixed level of compensation for performing essential job functions.

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Level of base salary reflects each NEO’s level of responsibility, leadership, tenure, qualifications, and the competitive marketplace for executive talent in our industry.

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Reviewed annually and adjusted, if appropriate.

Annual Cash Incentive Award

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Purpose: Attraction, Retention, and Competitive Pay for Key Executives /Linkage to Achieving Short-Term Business Goals.

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Motivates NEOs to achieve our short-term business objectives while providing flexibility to respond to opportunities and market conditions.

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2022 performance goals under the formula-based annual incentive include diluted earnings per share (weighted 40%), loan growth (weighted 20%), non-maturity deposit growth (weighted 20%), and relative ROATCE (weighted 20%).

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Annual cash incentive awards range from 0% payout for below threshold performance and are capped at 150% for maximum performance achievement.

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Compensation Committee can exercise negative discretion if a qualitative factor related to risk management and compliance is not achieved.

Long-Term Incentives

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Purpose: Alignment with Stockholder Interests / Linkage to Achieve Long-Term Business Goals / Attraction, Retention, and Competitive Pay for Key Executives.

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Motivates NEOs to achieve our long-term business objectives by tying incentive to long-term metrics and tying value of incentive to value of stock.

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50% in the form of Restricted Stock Awards (RSAs) and 50% in the form of Performance-Based Restricted Stock Units (RSUs).

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RSAs vest based on time, 1/3 on each anniversary of the date of grant.

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RSUs vest based on the achievement of performance goals at the end of a 3-year performance period.

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RSU performance goals are based 50% on rTSR percentile compared to the KRX, 25% on average ROAA percentile compared to the KRX, and 25% on average ROATCE percentile compared to the KRX.

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Payout following the third anniversary of the date of grant ranging between 0% and 200% of a target award. If the Company’s KRX rating is below the 25th percentile for any performance metric, vesting for that portion of the award will be 0%.

Other Benefits

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Purpose: Attraction, Retention, and Competitive Pay for Key Executives.

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Qualified retirement plan, health and welfare plans, and minimal perquisites.

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Non-qualified supplemental retirement plan for our CEO and the Bank’s President.

Base Salary
The Compensation Committee considers base salary levels as part of its process of ensuring that each NEO’s overall compensation package is competitive, including annual and long-term incentives, the target amount of which is generally based on a percentage or multiple of base salary. The base salary of each of our NEOs is targeted at the market median of base salaries of our peers, with variation by individual to reflect performance, experience, contribution, and role of the individual.
During 2022, the Compensation Committee, with the assistance of our compensation consultant, examined the pay levels of our NEOs as they relate to other similarly situated executives in our peer group as well as broader financial services industry survey data in order to appropriately compare the compensation of our NEOs to the compensation paid by other companies with which we compete for talent. The Compensation Committee determined that the base salaries of our NEOs should remain the same for 2022 as they were for 2021. The following table provides information regarding base salaries for our NEOs for 2022:
ANNUAL BASE SALARY FOR 2022
Steven R. Gardner	$950,000
Edward E. Wilcox	$555,000
Ronald J. Nicolas, Jr.	$525,000
Michael S. Karr	$400,000
Thomas E. Rice	$400,000
Annual Cash Incentive Program
We use a formula-based annual cash incentive program to provide each NEO with a strong incentive to execute our business plan for the year. Our formula-based annual cash incentive program:
2022 Target Annual Cash Incentive as a Percentage of Base Salary
Steven R. Gardner	100%
Edward E. Wilcox	90%
Ronald J. Nicolas, Jr.	75%
Michael S. Karr	50%
Thomas E. Rice	50%

•
Applies to our NEOs.

➢
Each executive is assigned an annual target cash incentive, equal to a percentage of base salary.

➢
These target percentages are also based upon the compensation survey data provided by the compensation consultant.

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Is based on performance goals and targets set by the Compensation Committee each fiscal year.

➢
Performance targets and goals are meant to focus the eligible NEOs on the key elements of our strategic and annual financial plan.

➢
Performance targets are based on the Board-approved annual financial plan.

➢
An array of performance goals are used that broadly and holistically measure Company performance, on an absolute basis and relative to our industry, so as not to encourage undue risk taking or distort management decisions that arise when executives are incentivized to achieve a narrow performance goal.

➢
Each performance goal is given a threshold, target, and stretch performance level, and is weighted relevant to the other performance goals, based on the Company’s Board-approved annual financial plan for the fiscal year to ensure integrity in goal setting.

•
Payout is based on year-end actual performance measured against our internal plan targeted performance, and our relative profitability as compared to an industry benchmark.

➢
The Compensation Committee determines the extent to which the year’s performance goals have been achieved and the corresponding payout, which is finalized upon receipt of the Company’s audited financial statements.

➢
Performance below threshold level results in no annual cash incentive payments. Performance above stretch is capped at a maximum award of 150% of target.

➢
The Compensation Committee has discretion to adjust the level of payout based on its assessment of an eligible NEO’s individual performance and other circumstances relating to the Company’s business.

Our 2022 performance goals and relative weightings were as follows:
Performance Goal/ Weighting	Performance Metric/ Target	Description
Profitability: 40%
	Diluted Earnings Per Share (40%) Target: $3.01	• Links performance to profitable operation.
Growth: 40%
	Growth in Loans Held for Investment (20%) Target: $1,161 M	• Links performance to strategic and organic asset growth in the short term to support long-term stockholder returns.
	Non-Maturity Deposit Growth (20%) Target: $675 M	• Links performance to growth of low-cost core deposits as a key funding source to support continued strategic and organic growth.
Risk Management: 20%
	ROATCE (20%) Target: 50th Percentile	• Comparison to the KBW Regional Bank Index (“KRX”) will align incentive pay with performance as compared to the broader industry, ensuring integrity with our annual goal-setting process.

2022 Incentive Compensation Payouts
The following graphics illustrate the performance metrics subject to the annual incentive bonus program and the NEO incentive compensation payouts pursuant to the application of the results.
2022 STI PAYOUTS
Name	Actual Award as % of Target	Actual Award
Steven R. Gardner	62.55%	$594,261
Edward E. Wilcox	62.55%	$312,456
Ronald J. Nicolas, Jr.	62.55%	$246,305
Michael S. Karr	62.55%	$125,108
Thomas E. Rice	62.55%	$125,108
During 2022, certain performance metrics were disproportionally impacted by unique macroeconomic factors presented by the operating environment that varied significantly from assumptions reflected in planned results, which were set in 2021. This resulted in below target achievement for all short-term incentive measures, namely, diluted earnings per share, growth in loans held for investment, growth in core deposits, and relative return on tangible common equity relative to the KBW Regional Banking Index. Most notably, the unprecedented pace of interest rate increases and quantitative tightening from the Federal Reserve during 2022 had a meaningful impact on the valuation of available-for-sale securities, levels of liquidity across the banking industry, as well as borrower demand, all of which translated into lower levels of loan originations.
These factors impacted KRX members to varying degrees and many institutions had significantly lower levels of average tangible common equity than anticipated due to the unrealized losses on available-for-sale securities, which in turn, increased their relative returns on tangible common equity for the full year of 2022. For example, Pacific Premier’s FY 2022 return on average assets of 1.32% translated into better-than-median performance, yet the return on tangible common equity of 16.10% ranked in the 41st percentile. This is attributable to Pacific Premier’s higher levels of average tangible equity, as the ratio of 8.88% of tangible common equity/tangible assets ranked in the 84th percentile relative to the KRX as of December 31, 2022. Additionally, the year-over-year change in accumulated other comprehensive income due to the unrealized losses on securities totaled $257 million, or 1.2% of total assets compared with 1.5% for the KRX median.
As it relates to full year 2022 loan and deposit growth targets, the company took a number of proactive balance sheet measures to manage liquidity, interest rate risk as well as credit risk during the year, which impacted loan and deposit balances as December 31, 2022. The industry experienced a mix shift in funding as reliance on wholesale funding sources and non-maturity deposits became more prevalent given the dramatic rise in interest rates throughout 2022.
The 2022 annual cash incentive awards were paid on March 15, 2023, following the completion of our audit for the fiscal year ended December 31, 2022. The payouts are reflected as 2022 compensation in the Summary Compensation Table on page 63 of this Proxy Statement in the column labeled “Non-Equity Incentive Plan Compensation.”

Long-Term Incentive Awards
The Compensation Committee grants long-term incentive awards to our eligible NEOs and to a broader group of employees under our Amended and Restated 2022 Long-Term Incentive Plan in order to align the interests of our management team with the interests of our stockholders and to create substantial incentives for the team to achieve our long-term goals. These awards enable us to provide competitive compensation to help in the recruitment of executives and employees and also, through vesting provisions, help to promote retention and long-term service of executives and key employees.
Restricted Stock Awards

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50% of the LTIP award for each NEO.

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Time-based vesting.

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Vest 1/3 of the award at each of three annual anniversaries of the date of grant.

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Purpose: Reward and retention of key NEOs and alignment with the interests of stockholders.

Performance-Based Restricted Stock Units

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50% of the LTIP award for each NEO.

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Performance-based vesting.

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Three-year performance period.

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Vesting is based on performance against pre-defined performance goals over the performance period.

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Purpose: Reward and retention of key NEOs and alignment with the interests of stockholders.

Details of RSU Awards, 2022-2024 Performance Period
•
Performance Goals. The RSUs, which represent 50% of total target long-term incentive compensation, are 50% subject to a three-year rTSR performance goal, 25% subject to a relative average ROAA performance goal, and 25% subject to a relative average ROATCE performance goal over the performance period.

◦
Each of these performance goals (rTSR, average ROAA, and average ROATCE) are measured relative to the KRX members on a percentile basis over the three-year performance period.

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Determination of Vesting. At the end of the three-year performance period, the Compensation Committee assesses the Company’s performance and determines whether any RSUs vest and become payable.

◦
RSU vesting can range from 0% to 200% of target based on the achievement of the foregoing performance goals.

◦
If a performance metric falls between two levels, a straight-line interpolation between RSU vesting percentages is used to determine the vested number of such portion of the RSUs for the three-year performance period.

◦
If the Company’s KRX rating is below the 25th percentile for any performance metric, vesting for that portion of the award will be 0%.

•
Cap on Award for Negative Performance. If the Company’s actual result with respect to a performance metric is negative at the end of the three-year performance period, the maximum amount of that portion of the RSUs that may vest is the target.

The following table provides information on the 2022 long-term incentive awards granted to each NEO.
Name	Restricted Stock Award (# of Shares)	Award Grant Date Fair Value	Restricted Stock Units (# of RSUs at Target)	Award Grant Date Fair Value
Steven R. Gardner	58,218	$2,149,991	58,218	$2,168,620
Edward E. Wilcox	23,017	$850,018	23,017	$857,383
Ronald J. Nicolas, Jr.	20,309	$750,011	20,309	$756,510
Michael S. Karr	9,477	$349,986	9,477	$353,018
Thomas E. Rice	9,477	$349,986	9,477	$353,018
Vesting of RSUs from 2020-2022 Performance Period
We granted performance-based RSUs in 2020 that vested based on the satisfaction of performance goals over a three-year performance period that ended December 31, 2022, contingent on the Company’s stock performance over the three-year performance period.
These RSUs were 50% subject to a three-year rTSR performance goal, 25% to a relative ROAA performance goal, and 25% subject to a relative average ROATCE performance goal. Each of these performance goals (rTSR, average ROAA, and average ROATCE) are measured relative to the KRX over the three-year performance period. At the end of the three-year performance period, RSU vesting could range from 0% to 200% based on the achievement of the foregoing performance goals. If the Company’s KRX rating for the performance metric is below the 25th percentile (the “threshold level”) at the end of the three-year performance period, that portion of the RSUs will not vest and such portion will be forfeited in their entirety. If the Company’s KRX rating for a performance metric reached the 25th, 50th, 75th or 90th percentiles at the end of the three-year performance period, 50%,100%, 150% or 200%, respectively, of that portion of the RSUs would vest on the third anniversary of the 2020 grant date. Once the Company’s percentile for a performance metric reaches the threshold level, a straight-line interpolation between RSU vesting percentages is used to determine the vested number of such portion of the RSUs for the three-year performance period, which in no event may exceed 200% of that portion of the targeted RSUs. If the Company’s actual results with respect to a performance metric is negative at the end of the three-year performance period, the maximum amount of that portion of RSUs that may vest is the target.
In March 2023, the Compensation Committee determined that the rTSR compared to the KRX for the 2020-2022 performance period reached the 55th percentile, the relative ROAA reached the 79th percentile, and the relative ROATCE reached the 71st percentile. Therefore, 132% of the RSUs vested on March 15, 2023. The Compensation Committee did not adjust any aspect of the formula with respect to any long-term incentive awards.
Mr. Gardner was granted an award of RSUs in 2020 with a target of 92,887 shares. The resulting level of achievement applicable to the RSUs would have resulted in 122,220 shares being distributed to Mr. Gardner, which, when added to the number of time-based restricted stock awards granted to Mr. Gardner in 2020, exceeds the limit on awards that may be granted to an individual during a calendar year. As a result, the Compensation Committee determined that only 107,113 RSUs held by Mr. Gardner under his 2020 RSU award would vest, and the remaining portion of the RSU award was forfeited.

Retirement Plans
The Company provides a 401(k) Plan to all employees of the Company, which allows employees to defer a portion of their compensation and contribute such amount to the plan on a pre-tax basis. For 2022, the Company matched 100% of employee contributions up to three percent of the employee’s compensation and matched 50% of the employee contributions up to an additional two percent of compensation. In addition, Mr. Gardner and Mr. Wilcox participate in our Salary Continuation Plan, a non-qualified supplemental retirement plan that provides for the annual benefit of $200,000 for Mr. Gardner and $100,000 for Mr. Wilcox upon a normal retirement at or after age 62, payable for 15 years. The Company may also provide nonqualified, deferred compensation plans to NEOs, as designated by the Compensation Committee.
Severance and Change in Control Benefits
The Company has entered into employment agreements with the NEOs that provide certain payments and benefits upon qualifying terminations of employment, and enhanced benefits when such qualifying terminations are in connection with a Change in Control of the Company. The employment agreements are generally standardized across the Company and the Bank, and align to the benefits provided in the employment agreements with similarly situated executives of peers in the market. A detailed description of the terms of the updated and revised employment agreements is set forth in the section titled “Employment Agreements, Salary Continuation Plans, Severance, and Change-in-Control Payments” on page 67 of this Proxy Statement.
Other Benefits
Our compensation process focuses our executives on goals and objectives that are in the best interests of the Company and stockholders. Other than certain perquisites to our executive officers such as an automobile allowance or use of a company vehicle, reimbursement of relocation expenses, reimbursement of club dues for clubs that are used frequently for business purposes, certain financial planning benefits, and life and disability insurance, the Company does not provide any other compensation benefits.
EXECUTIVE COMPENSATION POLICIES
Clawback
If we restate our financial statements, or a financial statement or the calculation of a performance goal or metric is materially inaccurate, the Compensation Committee may require recoupment from our executive officers, including our NEOs, of the portion of any annual bonus, equity or equity-based incentive compensation paid, provided or awarded to any executive officer on or after January 1, 2018 that represents the excess over what would have been paid if such event had not occurred, as determined by the Compensation Committee in its sole discretion. In October 2022, the SEC released final rules regarding requirements for clawback policies, and NASDAQ filed listing standards that incorporate these clawback rules in February 2023. Our Compensation Committee has been reviewing the listing standards in order to modify our clawback policy to comply with these requirements
Stock Ownership Requirements
Our common stock ownership requirement for our CEO and our executive officers is calculated as a multiple of base salary, as noted below:
Position	Minimum Ownership of Common Stock (Multiple of Base Salary)
CEO	5.0x
Other NEOs	3.0x
The Company’s CEO and each of the other NEOs is currently compliant with the ownership requirement. We believe that the Stock Ownership Guidelines result in significant common stock ownership by our executive officers and align the interests of our executive officers with those of our stockholders.
Stock ownership is determined from the totals on Table 1 of Form 4 “Statement of Changes in Beneficial Ownership of Securities,” as filed by the Company with the SEC on behalf of the Company’s executive officers. Qualifying shares that count toward the ownership requirement include:
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shares owned outright (including shares in existing brokerage accounts, and shares acquired upon stock option exercises or the vesting of RSUs or performance share awards);

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restricted stock and RSUs issued and held that are subject to time-based vesting only (i.e. excluding any portion that is subject to performance-based vesting), whether or not vested;

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shares or share equivalent units deferred; and

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vested stock options, where the attributed value will equal 50% of the in-the-money value of the outstanding option.

There may be instances where the share ownership policy would place a severe hardship. In such instances, the Compensation Committee will make the final decision that reflects both the intention of the policy and the personal circumstances of the individual seeking relief from the policy.

Anti-Hedging Policy
Our Insider Trading and Disclosure Policy prohibits all directors and executive officers from purchasing financial instruments designed to hedge or offset any decrease in the market value of the Company’s equity securities. We believe that these instruments result in an individual no longer being exposed to the full risks of ownership of our stock and, accordingly, the interests of our directors and executive officers could be different from stockholder objectives. To that end, our directors and officers are prohibited from engaging in the purchase or sale of puts, calls, options, or other derivative securities based on the Company’s securities. This prohibition also includes hedging or monetization transactions, such as forward sale contracts, in which the stockholder continues to own the underlying security without all the risks or rewards of ownership. Finally, directors and officers may not purchase the Company’s securities on margin. The prohibitions in this paragraph do not apply to the exercise of stock options granted as part of a Company incentive plan.
Anti-Pledging Policy
Our anti-pledging policy prohibits all directors and executive officers from pledging the Company’s equity securities. We believe that the pledging of shares by directors and executives is adverse to the interests of our stockholders.
Tax Deductibility of Compensation Expense
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally places a $1 million limit on the amount of compensation a company can deduct in any one year for certain executive officers. While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.
CEO PAY RATIO DISCLOSURE
Our compensation and benefits philosophy and the overall structure of our compensation and benefit programs are broadly similar across the organization to encourage and reward all employees who contribute to our success. We strive to ensure the pay of each of our employees reflects the level of their job impact and responsibilities and is competitive within our peer group. Compensation rates are benchmarked and set to be competitive in the markets in which we operate. As a result of rules the SEC adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are providing the following disclosure about the ratio of the annual total compensation of our chief executive officer to the median annual total compensation of our employees. The paragraphs that follow describe our methodology and the resulting pay ratio for the year ended December 31, 2022.
Measurement Date. We identified the median employee using our employee population on December 31, 2022.
Consistently Applied Compensation Measure (CACM). Under the relevant rules, we were required to identify the median employee by use of a “consistently applied compensation measure,” or CACM. We chose a CACM that closely approximates the annual total direct cash compensation of our employees, which we gathered from payroll data. Specifically, we identified the median employee by looking at annual base pay, inclusive of overtime pay actually received. We did not consider equity awards as part of our CACM because those awards are not distributed widely among our employees. We did not perform adjustments to the compensation paid to part-time employees to calculate what they would have been paid on a full-time basis. We annualized the base salary paid to those full-time employees who commenced work with us during 2022 and therefore did not work for us the entire calendar year.
Methodology and Pay Ratio. We had 1,425 full-time and 10 part-time employees at the measurement date who all reside within the United States and therefore we did not exclude anyone based on the 5% foreign exemption rule. Using the salary plus overtime compensation data, we reviewed data for employees within +/-5% of the median. We then reviewed the total compensation of each of these employees based on Summary Compensation Table disclosure rules Item 402(c)(2)(x) of Regulation S-K and determined the median employee. The median employee earned $92,418 in 2022.
Our CEO’s compensation as reported in the Summary Compensation Table was $5,974,431 for the year ended December 31, 2022. Therefore, our CEO to median employee pay ratio is 65:1.
Our pay ratio is a reasonable estimate calculated based on rules and guidance provided by the SEC based on our payroll and employment records and the methodology described above. The SEC rules allow for varying methodologies for companies to identify their median employee; and other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Consequently, the pay ratios reported by other companies are unlikely to be relevant or meaningful for purposes of comparison to our pay ratio as reported here.
This information is being provided for compliance purposes. Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement as required by Item 402(b) of Regulation S-K promulgated by the SEC and, based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Jaynie M. Studenmund, Committee Chair
Ayad A. Fargo
Joseph L. Garrett
Stephanie Hsieh
Jeffrey C. Jones
Barbara S. Polsky

SUMMARY COMPENSATION TABLE
The NEOs for 2022 consisted of Steven R. Gardner, Chairman, President and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of the Bank, Edward E. Wilcox, President and Chief Operating Officer of the Bank, Ronald J. Nicolas, Jr., Senior Executive Vice President and Chief Financial Officer of the Company and Chief Financial and Administration Officer of the Bank, Michael S. Karr, Senior Executive Vice President and Chief Risk Officer of the Bank, and Thomas E. Rice, Senior Executive Vice President and Chief Innovation Officer of the Bank. The following table shows the compensation of the NEOs for services to the Company or the Bank during the years ended December 31, 2020, 2021, and 2022.
SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Bonus	Restricted Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation(2)	Change in Pension Value (Nonqualified Compensation Contribution)(3)	All Other Compensation(4)	Total
Steven R. Gardner Chairman, President and Chief Executive Officer	2022	$950,000	$—	$4,318,611	$—	$594,261	$—	$111,559	$5,974,431
	2021	944,000	—	4,619,149	—	1,394,369	—	96,591	7,054,109
	2020	805,800	—	3,436,818	—	765,757	—	119,165	5,127,540
Edward E. Wilcox President and Chief Operating Officer of the Bank	2022	555,000	—	1,707,401	—	312,456	68,688	63,266	2,706,811
	2021	552,900	—	1,611,354	—	733,145	64,748	64,160	3,026,307
	2020	504,500	—	1,227,438	—	431,518	60,939	59,327	2,283,722
Ronald J. Nicolas, Jr. Senior Executive Vice President and Chief Financial Officer	2022	525,000	—	1,506,521	—	246,305	—	47,445	2,325,271
	2021	523,000	—	1,342,752	—	577,929	—	64,107	2,507,788
	2020	477,100	—	1,227,438	—	339,994	—	55,122	2,099,654
Michael S. Karr Senior Executive Vice President and Chief Risk Officer	2022	400,000	—	703,004	—	125,108	—	57,143	1,285,255
	2021	398,200	—	563,913	—	293,551	—	59,804	1,315,468
	2020	356,100	169,708	282,600	—	—	—	54,108	862,516
Thomas E. Rice Senior Executive Vice President and Chief Innovation Officer	2022	400,000	—	703,004	—	125,108	—	48,082	1,276,194
	2021	398,750	—	563,913	—	293,551	—	60,824	1,317,038
	2020	369,000	175,750	376,800	—	—	—	50,045	971,595

(1)
These amounts represent the aggregate grant date fair value of restricted stock and RSUs granted in 2022, 2021, and 2020, calculated in accordance with Financial Accounting Standards Board Account Standards Codification Topic 718 (“FASB ASC Topic 718”). Assumptions used in the calculation of these amounts are discussed in Note 16 to our Consolidated Audited Financial Statements for the fiscal year ended December 31, 2022, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Fair value is based on 100% of the closing price per share of our common stock on the date of grant for all but RSUs subject to rTSR performance goal, the vesting of which are based on the market performance of shares of our common stock as compared to the KRX and the valuation date fair value of which is based on a Monte Carlo simulation used to account for the market condition. The number of awards granted in 2022 is reflected in the “Grants of Plan-Based Awards in 2022” table, below. The fair value of the RSUs granted in 2022, 2021 and 2020 is shown in this table assuming the target level of RSUs will be earned. The fair value of the RSUs granted in 2022, if earned at the maximum performance level, would equal $4,337,241 for Mr. Gardner; $1,714,766 for Mr. Wilcox; $1,513,020 for Mr. Nicolas; $706,036 for Mr. Karr; and 706,036 for Mr. Rice.

(2)
Amounts represent payouts of our annual cash incentive awards in 2023, 2022,and 2021, and related to fiscal years 2022, 2021, and 2020, respectively. See “Executive Compensation Discussion & Analysis — Annual Cash Incentive Program.”

(3)
Amounts in this column represent Company contributions under our Salary Continuation Plan. See “Nonqualified Deferred Compensation,” below.

(4)
All Other Compensation consisted of amounts shown in the “All Other Compensation” table below.

ALL OTHER COMPENSATION
Name	Year	401(k) Contributions	Auto(1)	Insurance(2)	Club Membership	Financial and Tax Planning	Total
Steven R. Gardner	2022	$12,200	$23,520	$30,447	$27,482	$17,910	$111,559
Edward E. Wilcox	2022	12,200	10,800	22,356	—	17,910	63,266
Ronald J. Nicolas, Jr.	2022	12,200	13,176	22,069	—	—	47,445
Michael S. Karr	2022	10,612	7,200	21,421	—	17,910	57,143
Thomas E. Rice	2022	12,200	7,200	23,066	—	5,616	48,082

(1)
For Messrs. Gardner, Wilcox, and Nicolas, the amounts represent the cost to the Company to provide the use of a company-leased vehicle. For Messrs. Karr and Rice, the amounts reflect an automobile allowance.

(2)
The amount represents life insurance premiums and health care benefits.

GRANTS OF PLAN-BASED AWARDS IN 2022
The following table includes information about awards granted to the NEOs in 2022. All of the restricted stock and RSU awards shown were granted under the 2022 Long-Term Incentive Plan.
GRANTS OF PLAN-BASED AWARDS IN 2022
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target (#)	Maximum (#)
Steven R. Gardner		475,000	950,000	1,425,000
	3/15/2022				29,109	58,218	116,436		2,168,620(1)
	3/15/2022							58,218(2)	2,149,991
Edward E. Wilcox		249,750	499,500	749,250
	3/15/2022				11,509	23,017	46,034		857,383(1)
	3/15/2022							23,017(2)	850,018
Ronald J. Nicolas, Jr.		199,500	393,750	593,250
	3/15/2022				10,155	20,309	40,618		756,510(1)
	3/15/2022							20,309(2)	750,011
Michael S. Karr		100,000	200,000	300,000
	3/15/2022				4,739	9,477	18,954		353,018(1)
	3/15/2022							9,477(2)	349,986
Thomas E. Rice		100,000	200,000	300,000
	3/15/2022				4,739	9,477	18,954		353,018(1)
	3/15/2022							9,477(2)	349,986

(1)
Amounts relate to RSUs granted in 2022. Dividends are accrued and paid at the time of vesting. The grant date fair value of RSUs, which may be earned at varying levels based on performance over the period 2022-2025, is shown in this table assuming that the targeted level of RSUs will be earned by performance. Depending on the actual performance achieved, the reporting person may receive between 0% and 200% of such targeted amount. The RSUs will vest, if at all, on March 15, 2025. Details regarding the applicable performance goals are set forth above under the heading “Long-Term Incentive Awards.”

(2)
Amounts relate to RSAs granted in 2022 that vest in equal installments over a three-year period. Dividends are paid on unvested RSAs at the same rate as dividends are paid to stockholders on the Company’s common stock.

OUTSTANDING EQUITY AWARDS
The following table reflects the equity awards that have been previously awarded to each of the NEOs and which remained outstanding as of December 31, 2022.
2022 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Steven R. Gardner Chairman, President, and Chief Executive Officer	3/31/2020	—	—	—	—	—	30,963(2)	977,192	102,442(6)	3,233,070
	3/15/2021	—	—	—	—	—	31,378(3)	990,290	49,921(7)	1,575,507
	3/15/2022	—	—	—	—	—	58,218(4)	1,837,360	59,912(8)	1,890,823
Edward E. Wilcox President and Chief Banking Officer	1/2/2014	18,892	—	—	15.68	1/2/2024	—	—	—	—
	1/28/2015	30,499	—	—	15.16	1/28/2025	—	—	—	—
	3/31/2020	—	—	—	—	—	11,058(2)	348,990	36,586(6)	1,154,654
	3/15/2021	—	—	—	—	—	10,496(3)	345,456	17,413(7)	549,554
	3/15/2022	—	—	—	—	—	23,017(4)	726,417	23,687(8)	747,562
Ronald J. Nicolas, Jr. Senior Executive Vice President and Chief Financial Officer	3/31/2020	—	—	—	—	—	11.058(2)	348,990	36,586(6)	1,154,654
	3/15/2021	—	—	—	—	—	9,122(3)	287,890	14,510(7)	457,936
	3/15/2022	—	—	—	—	—	20,309(4)	640,952	20,899(8)	659,572
Michael S. Karr Senior Executive Vice President and Chief Risk Officer	1/2/2014	15,002	—	—	15.68	1/2/2024	—	—	—	—
	1/28/2015	19,925	—	—	15.16	1/28/2025	—	—	—	—
	3/31/2020		—	—	—	—	9,000(5)	284,040	—	—
	3/15/2021		—	—	—	—	3,831(3)	120,906	6,094(7)	192,327
	3/15/2022		—	—	—	—	9,477(4)	299,094	9,752(8)	307,773
Thomas E. Rice Senior Executive Vice President and Chief Innovation Officer	3/31/2020	—	—	—	—	—	12,000(5)	378,720	—	—
	3/15/2021	—	—	—	—	—	3,831(3)	120,906	6,094(7)	192,327
	3/15/2022	—	—	—	—	—	9,477(4)	299,094	9,752(8)	307,773

(1)
Market value is determined using the December 31, 2022 closing price of the Company’s common stock of $31.56 per share.

(2)
Time-based RSAs scheduled to vest on March 31, 2023.

(3)
Time-based RSAs scheduled to vest in two equal installments on March 15, 2023, and 2024.

(4)
Time-based RSAs scheduled to vest in three equal installments on March 15, 2023, 2024, and 2025.

(5)
Time-based RSAs scheduled to vest in three equal installments on March 31, 2023, 2024, and 2025.

(6)
Performance-based RSUs that may vest upon achievement of certain predetermined performance goals and assuming continued employment through the vesting period. Depending on the actual performance achieved, the reporting person may receive between 0% and 200% of such targeted amount. The RSUs will vest, if at all, on March 31, 2023. 50% vesting will be tied entirely to performance, measured by a 3-year average relative total shareholder return percentile range compared to the KRX. 25% vesting will be based on the Company’s average ROAA percentile performance as compared to the KRX companies over the Performance Period. 25% vesting will be based on the Company’s average ROATCE percentile performance as compared to the KRX companies over the Performance Period.

(7)
Performance-based RSUs that may vest upon achievement of certain predetermined performance goals and assuming continued employment through the vesting period. Depending on the actual performance achieved, the reporting person may receive between 0% and 200% of such targeted amount. The RSUs will vest, if at all, on March 15, 2024. 50% vesting will be tied entirely to performance, measured by a 3-year average relative total shareholder return percentile range compared to the KRX. 25% vesting will be based on the Company’s average ROAA percentile performance as compared to the KRX companies over the Performance Period. 25% vesting will be based on the Company’s average ROATCE percentile performance as compared to the KRX companies over the Performance Period.

(8)
Performance-based RSUs that may vest upon achievement of certain predetermined performance goals and assuming continued employment through the vesting period. Depending on the actual performance achieved, the reporting person may receive between 0% and 200% of such targeted amount. The RSUs will vest, if at all, on March 15, 2025. 50% vesting will be tied entirely to performance, measured by a 3-year average relative total shareholder return percentile range compared to the KRX. 25% vesting will be based on the Company’s average ROAA percentile performance as compared to the KRX companies over the Performance Period. 25% vesting will be based on the Company’s average ROATCE percentile performance as compared to the KRX companies over the Performance Period.

EXERCISED OPTIONS AND RESTRICTED STOCK VESTED IN 2022
The following table reflects the number of shares of our common stock acquired by our NEOs upon exercise of outstanding stock options and vesting of restricted stock awards during the fiscal year ended December 31, 2022.
2022 OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Steven R. Gardner	—	—	156,681	5,769,611
Edward E. Wilcox	—	—	67,312	2,483,270
Ronald J. Nicolas, Jr.	—	—	45,240	1,661,939
Michael S. Karr	—	—	21,839	806,744
Thomas E. Rice	—	—	24,534	905,187

(1)
Amounts do not take into consideration any shares withheld by the Company to satisfy employee income taxes.

(2)
Represents the value realized upon the vesting of RSAs and RSUs, based on the market value of the awards on the vesting date.

NONQUALIFIED DEFERRED COMPENSATION
The Bank implemented our Salary Continuation Plan in 2006 (amended in 2013). The Salary Continuation Plan is an unfunded nonqualified supplemental retirement plan for Mr. Gardner and Mr. Wilcox. The Salary Continuation Plan, as amended, provides for the annual benefit of $200,000 for the CEO and $100,000 for Mr. Wilcox upon a normal retirement at or after age 62, payable for 15 years. Such benefit would be paid in 12 monthly installments commencing the month after normal retirement. The Salary Continuation Plan also provides for a reduced annual benefit (at December 31, 2022, this annual amount was $200,000 for Mr. Gardner and $49,608 for Mr. Wilcox, payable for 15 years), payable upon termination before normal retirement age (including an early retirement or termination due to disability), and provides for accelerated payment of a specified lump sum amount upon the NEO’s termination due to death or a change in control, as that term is defined under Code Section 409A. See “Summary of Potential Termination Payments” below.
The amount expensed in 2022 under the Salary Continuation Plan amounted to an aggregate of $485,490, of which $0 was for Mr. Gardner, and $68,688 was for Mr. Wilcox (the remainder of the aggregate expense was associated with former executives of financial institutions that have been acquired by the Company). The Salary Continuation Plan was accounted for in accordance with FASB ASC Topic 715 as of December 31, 2022.
Name	Aggregate Balance at Fiscal Year-End Prior to Last Fiscal Year-End ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Steven R. Gardner	1,985,192	—	—	—	1,985,192
Edward E. Wilcox	423,722	68,688	—	—	492,410

EMPLOYMENT AGREEMENTS, SALARY CONTINUATION PLANS, SEVERANCE, AND
CHANGE-IN-CONTROL PAYMENTS
We have entered into employment agreements with each of our NEOs. We believe employment agreements serve a number of functions in that they (i) promote retention of our NEOs, (ii) promote complete and consistent documentation and mutual understanding of employment terms, (iii) mitigate uncertainty about future employment and continuity of management in the event of a change in control, (iv) help meet legal requirements under tax laws and other regulations, (v) avoid frequent renegotiation of employment terms, and (vi) protect the Company, the Bank and the Bank’s customers through confidentiality and non-solicitation covenants. The employment agreements with Messrs. Gardner and Nicolas are with the Company and the Bank. The remainder of our NEO employment agreements are between the Bank and the NEO. Set forth below is a summary of the material terms of our NEO employment agreements.
Material Term	Summary
Term	Each of the employment agreements has a specified term — three (3) years for Mr. Gardner, two (2) years for Messrs. Nicolas and Wilcox, and one (1) year for Messrs. Karr and Rice — which will automatically extend for additional one-year periods upon each anniversary of the effective date, unless at least 90 days prior to the relevant anniversary date, the executive or the Company gives written notice to the other party of their election not to extend the term. If there is a Change in Control during the term, then the term will be automatically extended so that the term does not expire prior to the second anniversary of the Change in Control. If the term of a New Employment Agreement with Messrs. Gardner, Nicolas, or Wilcox expires and there is a Change in Control within 90 days following such expiration, the term will be considered to have been extended such that the term does not expire prior to the second anniversary of the Change in Control.
Base Salary	Each NEO employment agreement establishes a minimum base salary, which may be increased from time to time in such amounts as may be determined by either or both of the Company’s and the Bank’s Boards of Directors, as the case may be. The minimum base salaries for Messrs. Gardner, Wilcox, Nicolas, Karr and Rice are $900,000, $555,000, $525,000, $400,000 and $400,000, respectively.
Performance Bonus	Each NEO is eligible for a performance bonus in accordance with the applicable annual incentive plan.
Other Benefits	Each NEO also is entitled to participate in any pension, retirement or other benefit plan or program given to employees and executives of either or both of the Company and the Bank. Messrs. Gardner, Nicolas, and Wilcox are entitled to an automobile or an automobile allowance, and Messrs. Rice and Karr are entitled to an automobile allowance.
Termination	Pursuant to each NEOs employment agreement, either or both of the Company and the Bank have the right, at any time upon prior notice of termination, to terminate the NEOs employment for any reason, including, without limitation, termination for “cause”(1) or disability, and each NEO has the right, upon prior notice of termination, to terminate his employment with either or both of the Company and the Bank, as the case may be, for any reason.
Termination Following Change in Control(2); Termination for Good Reason(3)
In the event that an NEO’s employment is terminated (a) by the Company or the Bank (as applicable) for other than Cause, or (b) by the NEO for Good Reason, and in each case such termination occurs within two (2) years following a Change in Control, or, for Messrs. Gardner, Nicolas, or Wilcox, such termination occurs within six (6) months prior to a Change in Control, then the NEO. will be entitled to receive severance equal to the product of: (x) the sum of his base salary plus the greater of his target incentive bonus for the year of termination or the highest annual incentive bonus paid during the prior three years, (y) multiplied by three (3) for Messrs. Gardner, Nicolas, and Wilcox, or two (2) for Messrs. Karr and Rice, less taxes and other required withholding.
In addition, the NEO will be entitled, for a period ending at the earlier of (i) a period of years equal to the applicable severance multiple or (ii) the date of his full-time employment by another employer, to participate in COBRA at active employee rates (or, to the extent such period extends beyond eighteen (18) months, a cash payment equal to the employer portion of the health insurance premiums for the remaining portion of the period).

Termination Not Following Change in Control(2)
In the event that an NEO’s employment is terminated (a) by the Company or the Bank (as applicable) for other than Cause, or (b) in the case of Messrs. Gardner, Nicolas, and Wilcox, by the NEO for Good Reason, and such termination does not occur during the applicable period prior to or following a Change in Control as described above, then the Executive will be entitled to receive severance equal to the product of: (x) the sum of his base salary plus his target incentive bonus for the year of termination, (y) multiplied by three (3) for Mr. Gardner, two (2) for Messrs. Nicolas and Wilcox, or one (1) for Messrs. Karr and Rice, less taxes and other required withholding.
In addition, the NEO will be entitled, for a period ending at the earlier of (i) a period of years equal to the applicable severance multiple or (ii) the date of his full-time employment by another employer, to participate in COBRA at active employee rates (or, to the extent such period extends beyond eighteen (18) months, a cash payment equal to the employer portion of the health insurance premiums for the remaining portion of the period).

Material Term	Summary
Termination for Cause or by the NEO Other Than for Disability or Good Reason(3)	In the event that an NEO’s employment is terminated by either or both of the Company and the Bank, as the case may be, for cause, or an NEO terminates his employment other than for disability or good reason, the NEO will have no right to compensation or other benefits for any period after the applicable date of termination other than for base salary accrued through the date of termination.
Termination as a Result of Death or Disability	In the event that an NEO’s employment is terminated as a result of disability or death during the term of his employment agreement, the NEO, or his estate in the event of his death, will receive the lesser of (i) one year of his base salary as in effect as of the date of termination or death, or (ii) his base salary for the duration of the term of employment, less taxes and other required withholding. In the event the Company or the Bank (as applicable) makes supplemental long-term disability or supplemental life insurance or similar benefits, as applicable, available to the NEO or the NEO’s estate (as the case may be) will not be entitled to the payment set forth above.
Parachute Payments	If any payments and benefits to an NEO would constitute a “parachute payment” under Section 280G of the Code, the payments and benefits will be reduced by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits payable by the Company or the Bank (as applicable) to the NEO being non-deductible to the Company and the Bank pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code, except that no such reduction will be applied in the event that the payments and benefits, net of all taxes (including the excise tax), is greater than the reduced amount.
Confidentiality and Non-Solicitation Each	Each of the employment agreements contains certain restrictive covenants, including restrictive covenants related to the use of the Company’s and the Bank’s confidential and proprietary information and misappropriating the Company’s and the Bank’s trade secrets. In addition, the employment agreements for Messrs. Gardner, Nicolas, and Wilcox, include a one-year limited non-competition provision related to certain activities outside of the State of California.

(1)
“Cause” means personal dishonesty or incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any state or federal banking or securities law, or the bylaws, rules, policies or resolutions of the Bank, or the rules and regulations of or any final order issued by the Board of Governors of the Federal Reserve System, the California Department of Business Oversight, or the Federal Deposit Insurance Corporation, or any other law, rule or regulation (other than traffic violations or other misdemeanor offenses), or final cease-and-desist order or material breach of any provision of the NEO’s employment agreement.

(2)
“Change of Control” means the occurrence of any of the following events: (i) any “person” is or becomes the “beneficial owner”, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities; other than any acquisition pursuant to a transaction where (A) the stockholders of the Company immediately prior to such transaction own directly or indirectly at least fifty percent (50%) of the combined voting power of the Company’s securities, and (B) the individuals who were members of the Company’s Board of Directors immediately prior to the acquisition transaction constitute at least two-thirds of the members of the board of directors immediately following such transaction; (ii) the sale or other disposition of all or substantially all of the assets of the Company or the transfer or issuance of greater than 25% of the voting securities of the Bank (other than to the Company); (iii) during any period of three consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iv) the consummation of a plan of reorganization, merger or consolidation involving the Company, except for a reorganization, merger or consolidation where (A) the stockholders of the Company immediately prior to such reorganization, merger or consolidation own directly or indirectly at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the company resulting from such reorganization, merger or consolidation (the “Surviving Company”) in substantially the same proportion as their ownership of voting securities of the Company immediately prior to such reorganization, merger or consolidation, and (B) the individuals who were members of the Company’s Board of Directors immediately prior to the execution of the agreement providing for such reorganization, merger or consolidation constitute at least two-thirds of the members of the board of directors of the Surviving Company, or of a company beneficially owning, directly or indirectly, a majority of the voting securities of the Surviving Company.

(3)
“Good Reason” means, for Messrs. Gardener, Wilcox, and Nicolas, the NEO resigned based on (i) a material adverse change made by the Company or the Bank (as applicable) which would reduce the NEO’s functions, duties or responsibilities; (ii) a material reduction in base salary; or (iii) a material reduction in the amount of the NEO’s annual cash incentive bonus that is disproportionate to the NEO as compared to other executive officers of the Company in certain circumstances; (iv) the requirement that the NEO be based at a location more than 50 miles from the assigned work location; or (v) the Company’s or the Bank’s material breach of the employment agreement. For Messrs. Karr and Rice, “Good Reason” means the NEO resigned following a Change of Control based on (i) a material reduction in base salary, or (ii) the requirement that the NEO be based at a location more than 50 miles from the assigned work location at the time of the Change of Control.

Salary Continuation Plans. Messrs. Gardner and Wilcox participate in our salary continuation plan (the “Salary Continuation Plan”), which provides continued income for a 15-year period after retirement at or after age 62, in the amount of $200,000 per year for Mr. Gardner and $100,000 per year for Mr. Wilcox. A reduced benefit is payable for a pre-age 62 termination, including termination due to disability. However, in the event of a pre-age 62 termination within 12 months after a change in control (as defined under Code Section 409A) or upon death, Mr. Gardner would receive a lump-sum payment of $1,982,130 and Mr. Wilcox would receive a lump-sum payment of $989,413. No benefits are payable under the plan if the NEO is terminated for cause, as defined in the Salary Continuation Plan. Neither Mr. Gardner’s nor Mr. Wilcox’s employment agreements will have an impact on the benefits they are entitled to receive pursuant to the Salary Continuation Plan.
Accelerated Vesting of Equity Awards. RSAs, RSUs and incentive stock option awards include a “double-trigger” rather than “single-trigger” accelerated vesting, meaning that the award vests in full if an employee is terminated without “cause” or resigns for “good reason” within 24 months of a change of control. “Cause,” “good reason” and “change of control” are each defined in the 2022 Long Term Incentive Plan.

SUMMARY OF POTENTIAL TERMINATION PAYMENTS
The following table reflects the value of termination payments and benefits that each of Messrs. Gardner, Wilcox, Nicolas, Karr, and Rice, who were the NEOs serving at December 31, 2022, would receive under their employment agreements and the enhanced termination payments and benefits that Mr. Gardner and Mr. Wilcox would receive under the Salary Continuation Plan, as applicable, if they had terminated employment on December 31, 2022 under the circumstances shown. The table does not include accrued salary and benefits, or certain amounts that the executive would be entitled to receive under plans or arrangements that do not discriminate in scope, terms, or operation, in favor of our executive officers and that are generally available to all salaried employees. In addition, the amounts accrued at December 31, 2022 for the account of Mr. Gardner and Mr. Wilcox under the Salary Continuation Plan, as shown above under the heading “Nonqualified Deferred Compensation” and previously reflected as compensation in the current and past Summary Compensation Tables, represents a nonqualified deferred compensation balance, so the table below only shows the extent of any enhancement of that benefit in those termination cases in which an enhancement is provided.
Circumstances or Termination and/or Change in Control	Severance	Insurance Benefits(1)	Salary Continuation Plan(2)	Equity Accelerated Vesting(3)	Total
Steven R. Gardner
Termination for Cause or Resignation without Disability or Good Reason	$—	$—	$—	$—	$—
Death	950,000	—	1,982,130	8,160,280	11,092,410
Disability	950,000	—	3,000,000	8,160,280	12,110,280
Retirement	—	—	3,000,000	—	3,000,000
Change of Control (regardless of termination)	—	—	1,982,130	—	1,982,130
Termination by us without Cause, or by NEO for Good Reason (not within two years after change in control)	5,700,000	127,414	3,000,000	—	8,827,414
Termination by us without Cause or by NEO for Good Reason within two years after a change in control(4)(5)	7,033,107	127,414	1,982,130	10,504,241	19,646,892
Edward E. Wilcox
Termination for Cause or Resignation without Disability or Good Reason	$—	—	$—	$—	$—
Death	555,000	—	989,413	2,986,807	4,531,220
Disability	555,000	—	744,125	2,986,807	4,285,932
Retirement	—	—	1,500,000	—	1,500,000
Change of Control (regardless of termination)	—	—	989,413	—	989,413
Termination by us without Cause, or by NEO for Good Reason (not within two years after change in control)	2,109,000	61,329	744,125	—	2,914,454
Termination by us without Cause or by NEO for Good Reason within two years after a change in control(4)(5)	3,864,435	91,994	989,413	3,872,633	8,818,475
Ronald J. Nicolas Jr.
Termination for Cause or Resignation without Disability or Good Reason	$—	—	$—	$—	$—
Death	525,000	—	—	2,768,317	3,293,317
Disability	525,000	—	—	2,768,317	3,293,317
Retirement	—	—	—	—	—
Change of Control (regardless of termination)	—	—	—	—	—
Termination by us without Cause, or by NEO for Good Reason (not within two years after change in control)	1,837,500	60,964	—	—	1,898,464
Termination by us without Cause or by NEO for Good Reason within two years after a change in control(5)	3,308,787	91,446	—	3,549,995	6,950,228
Michael S. Karr
Termination for Cause or Resignation without Disability or Good Reason (not within two years after a change in control)	$—	$—	$—	$—	$—
Death	400,000	—	—	893,148	1,293,148
Disability	400,000	—	—	893,148	1,293,148
Retirement	—	—	—	—	—
Change of Control (regardless of termination)	—	—	—	—	—
Termination by us without Cause, or by NEO for Good Reason (not within two years after change in control)	600,000	31,308	—	—	631,308
Termination by us without Cause or by NEO for Good Reason within two years after a change in control(5)	1,387,102	62,617	—	1,204,140	2,653,859
Thomas E. Rice
Termination for Cause or Resignation without Disability or Good Reason (not within two years after a change in control)	$—	$—	$—	$—	$—
Death	400,000	—	—	987,828	1,387,828
Disability	400,000	—	—	987,828	1,387,828
Retirement	—	—	—	—	—
Change of Control (regardless of termination)	—	—	—	—	—
Termination by us without Cause, or by NEO for Good Reason (not within two years after change in control)	600,000	35,628	—	—	635,628
Termination by us without Cause or by NEO for Good Reason within two years after a change in control(5)	1,387,102	71,256	—	1,298,820	2,757,178

(1)
Amounts in this column represent the cost to the Company resulting from continuing participation by the individual, at active employee rates, in group insurance for a period equal to the applicable severance multiple for the NEO (or, to the extent such period extends beyond eighteen (18) months, a cash payment equal to the employer portion of the health insurance premiums for the remaining portion of the period).

(2)
The accrual balance under the Salary Continuation Plan, at December 31, 2022, is shown above under the heading “Nonqualified Deferred Compensation.” The enhanced benefit amount is the amount by which a lump-sum payout exceeds the accrual balance; such a lump sum would be payable within a specified period following termination. In the case of a termination at December 31, 2022 for which a non-enhanced annual payment would be made over 15 years, the annual amount of such payments would be $200,000 for Mr. Gardner and $49,608 for Mr. Wilcox.

(3)
Amounts in this column reflect the value, based on the closing price of the Company’s common stock on December 31, 2022, of the RSAs or RSUs that would become vested upon the occurrence of the termination event stated in the left hand column.

(4)
The enhanced amount payable under the Salary Continuation Plan would be payable for any type of termination within 12 months after a change in control, but not for a termination in the second 12 months after a change in control. This amount together with the accrued benefit under the Salary Continuation Plan would be payable in a lump sum within a specified period following termination.

(5)
Payments for events relating to a change in control have been calculated assuming no reduction to cause such payments not to be subject to federal excise taxes under the “golden parachute” provisions under Sections 280G and 4999 of the Code. If aggregate payments would be subject to such “golden parachute” excise taxes, the payments will be reduced in the event that the NEO would be in a better net after-tax position with such reduction.

PAY-VERSUS-PERFORMANCE
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the fiscal years shown.
Year	Summary Compensation Table Total for Steven R. Gardner(1) ($)	Compensation Actually Paid to Steven R. Gardner(1)(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)(3) ($)	Value of Initial Fixed $100 Investment based On(4)		Net Income ($ Millions)	Return on Average Assets (ROAA)(5)
					TSR ($)	Peer Group TSR ($)
2022	5,974,431	2,066,457	1,898,383	1,012,067	108.35	116.15	284	1.32%
2021	7,054,109	12,243,954	2,041,650	3,439,847	132.34	124.78	340	1.66%
2020	5,127,540	8,448,740	1,554,372	2,299,152	100.35	91.32	60	0.93%

(1)
Steven R. Gardner was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022
Edward Wilcox	Edward Wilcox	Edward Wilcox
Ronald J. Nicolas, Jr.	Ronald J. Nicolas, Jr.	Ronald J. Nicolas, Jr.
Michael S. Karr	Michael S. Karr	Michael S. Karr
Thomas Rice	Thomas Rice	Thomas Rice

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Steven R. Gardner ($)	Exclusion of Stock Awards for Steven R. Gardner ($)	Inclusion of Equity Values for Steven R. Gardner ($)	Compensation Actually Paid to Steven R. Gardner ($)
2022	5,974,431	(4,318,611)	410,637	2,066,457
2021	7,054,109	(4,619,149)	9,808,994	12,243,954
2020	5,127,540	(3,436,818)	6,758,018	8,448,740
Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non- PEO NEOs ($)	Average Inclusion of Equity Values for Non- PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	1,898,383	(1,154,983)	268,667	1,012,067
2021	2,041,650	(1,020,483)	2,418,680	3,439,847
2020	1,554,372	(778,569)	1,523,349	2,299,152

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:
Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Steven R. Gardner ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Steven R. Gardner ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Steven R. Gardner ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Steven R. Gardner ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Steven R. Gardner ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Steven R. Gardner ($)	Total — Inclusion of Equity Values for Steven R. Gardner ($)
2022	3,554,430	(2,996,048)	—	(309,054)	—	161,309	410,637
2021	4,846,074	3,934,106	—	861,517	—	167,297	9,808,994
2020	6,299,013	540,444	—	(207,224)	—	125,785	6,758,018
Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total — Average Inclusion of Equity Values for Non-PEO NEOs ($)
2022	950,614	(650,621)	—	(75,243)	—	43,917	268,667
2021	1,142,669	1,016,356	—	215,581	—	44,074	2,418,680
2020	1,398,963	141,348	—	(50,750)	—	33,788	1,523,349

(4)
The Peer Group TSR set forth in this table utilizes the KBW Nasdaq Regional Banking Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2022. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the KBW Regional Banking Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5)
We determined Return on Average Assets (ROAA) to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2022. ROAA is not a recognized term under GAAP. This measure is defined and reconciled to the nearest GAAP measure in Annex A This performance measure may not have been the most important financial performance measure for years 2021 and 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Description of Relationship Between NEO Compensation Actually Paid and Company and Peer Group Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and the Company’s and peer group’s cumulative TSR over the fiscal three year period from 2020 through 2022.
Description of Relationship Between NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our net income during fiscal 2020 through 2022.

Description of Relationship Between NEO Compensation Actually Paid and Return on Average Assets
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and ROAA during fiscal 2020-2022. ROAA is not a recognized term under GAAP. This measure is defined and reconciled to the nearest GAAP measure in Annex A.
Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2022 to Company performance. The measures in this table are not ranked.
Return on Average Assets
Return on Average Tangible Common Equity
Pre-provision Net Revenue on Average Assets
Tangible Common Equity Ratio
Nonperforming Assets on Total Assets
Efficiency Ratio

PROPOSAL NO. 3 — RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023
The Board of Directors Recommends a Vote “FOR” the Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Auditor for the Fiscal Year Ending December 31, 2023.
Proposal
The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) to serve as the Company’s independent auditor for the fiscal year ending December 31, 2023. The Audit Committee and the Board of Directors seek to have the stockholders ratify the Audit Committee’s appointment of Deloitte as the Company’s independent auditor for the fiscal year ended December 31, 2023. Although the Company is not required to seek stockholder approval of this appointment, the Board of Directors feels it is sound corporate governance to do so. If the appointment of Deloitte is not ratified by the Company’s stockholders, the Audit Committee may appoint another independent auditor or may decide to maintain its appointment of Deloitte.
Representatives of Deloitte will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.
Change of the Independent Auditor
On March 15, 2022, following a competitive proposal process at the direction of the Audit Committee, we dismissed Crowe LLP (“Crowe”) as our independent auditor, effective immediately. The decision to change independent auditors was approved by the Audit Committee.
Crowe’s reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2020 and 2021 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
During the two fiscal years ended December 31, 2021 and 2020, and the subsequent interim period through March 15, 2022, there were no (i) disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K (“Regulation S-K”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the related instructions thereto, with Crowe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Crowe, would have caused Crowe to make reference to the subject matter of the disagreements in connection with its reports; or (ii) reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.
We provided Crowe with a copy of the foregoing disclosures and requested Crowe to furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by us set forth above and, if not, stating the respects in which is does not agree. Crowe’s letter, dated March 21, 2022, was filed as Exhibit 16.1 to our Current Report on Form 8-K, filed with the SEC on March 21, 2022.
On March 15, 2022, we informed Deloitte that the Audit Committee had approved the selection of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. During our two most recent fiscal years ended December 31, 2021 and 2020, and the subsequent interim period through March 15, 2022, neither we nor anyone acting on our behalf consulted with Deloitte regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.
Representatives of Crowe will not be present at the Annual Meeting.

Vote Required
The affirmative vote of holders of the majority of the shares for which votes are cast on the proposal at the Annual Meeting is needed to approve this proposal. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect this proposal. Further, the failure to vote, either by proxy or in person, will not have an effect on this proposal. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted FOR this proposal.
Fees
Fees for professional services rendered to the Company by Crowe and Deloitte for the year ended December 31, 2022 and by Crowe for the year ended December 31, 2021 were as follows:
	For the Year Ended December 31,
	2022		2021
	Deloitte	Crowe	Crowe
Audit fees	$1,800,750	$56,000	$1,850,000
Audit-related fees	45,895	15,000	—
Total audit and audit-related fees	1,846,645	71,000	1,850,000
All other fees	—	45,275	—
Total fees	$1,846,645	$116,275	$1,850,000
Audit Fees	Fees are related to the integrated audit of the Company’s annual financial statements for the years ended December 31, 2022 and 2021, and for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q and annual reports on Form 10-K for those years.
Audit-Related Fees	Fees for 2022 consist of the assurance and related services provided in connection with the Company’s filing of its Registration Statement on Form S-8 filing and Uniform Single Attestation Program. There were no audit related fees for 2021.
All Other Fees	Fees for 2022 are related to loan modification policies and procedures. There were no other fees for 2021.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specified audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it.
In 2022, 100% of Audit Related Fees and All Other Fees were pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE
The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2022 with management and with the independent auditor. Specifically, the Audit Committee has discussed with the independent auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, which includes, among other things:
•
Methods used to account for significant unusual transactions;

•
The effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•
The process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; and

•
Disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Audit Committee has received the written disclosures and the letter from the Company’s independent auditor, Deloitte, required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee. Additionally, the Audit Committee has discussed with Deloitte the issue of its independence from the Company. Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
AUDIT COMMITTEE
M. Christian Mitchell, Chair
Jeffrey C. Jones
George M. Pereira
Zareh H. Sarrafian
Richard C. Thomas

MEETING AND OTHER INFORMATION
Notice of Internet Availability of Proxy Materials
In accordance with rules adopted by the SEC, except for stockholders who have requested otherwise, we have generally mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”). The Notice of Internet Availability provides instructions either for accessing our proxy materials, including the Notice of Meeting and Proxy Statement and the 2022 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2022 (the “Proxy Materials”), at the website address referred to in the Notice of Internet Availability, or for requesting printed copies of the proxy materials by mail or electronically by e-mail. If you would like to receive a paper or e-mail copy of our proxy materials either for this Annual Meeting or for all future meetings, you should follow the instructions for requesting such materials included in the Notice of Internet Availability we mailed to you.
Our Board of Directors provided the Notice of Internet Availability and is making the proxy materials available to you in connection with the Annual Meeting. As a stockholder of record on the Record Date, you are invited to attend the Annual Meeting and are entitled to, and requested to, vote on the proposals described in this Proxy Statement.

Information Contained in Proxy Statement	This information relates to the proposals to be voted on at the Annual Meeting, the voting process, compensation of our directors and most highly paid executives, and certain other required information.
Access the Company’s Proxy Materials Electronically	The Proxy Materials are available at www.proxyvote.com and from our corporate website at www.ppbi.com under the “Investors” section. To view this material, you must have available the 16-digit control number located on the proxy card or, if shares are held in the name of a broker, bank or other nominee, the voting instruction form.
Stockholders Eligible to Vote	Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.
Shares Eligible to be Voted	As of the Record Date, we had 95,753,866 shares of common stock outstanding. Each outstanding share of our common stock will entitle its holder to one vote on each of the twelve (12) director nominees to be elected and one vote on each other matter to be voted on at the Annual Meeting.
Quorum Requirement	As of the Record Date, 95,753,866 shares of the Company’s common stock were issued and outstanding. A majority of the outstanding shares entitled to vote at the Annual Meeting, present or represented by proxy, constitutes a quorum for the purpose of adopting proposals at the Annual Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum.
Broker Non-Votes	If a broker indicates on its proxy that it submits to the Company that it does not have authority to vote certain shares held in “street name,” the shares not voted are referred to as “broker non-votes.” Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in “street name” on particular proposals under the rules of the New York Stock Exchange, and the “beneficial owner” of those shares has not instructed the broker how to vote on those proposals. If you are a beneficial owner and you do not provide instructions to your broker, bank or other nominee, your broker, bank or other nominee is permitted to vote your shares for or against “routine” matters such as Proposal No. 3, the ratification of the appointment of our independent auditor. Brokers are not permitted to exercise discretionary voting authority to vote your shares for or against “non-routine” matters. All of the matters on which stockholders will be asked to vote on at the Annual Meeting, with the exception of Proposal No. 3, the ratification of the appointment of our independent auditor, are “non-routine” matters.

How to Vote
If you are the stockholder of record, you may vote by one of the following four methods (as instructed on the Notice of Internet Availability):
•
in person at the Annual Meeting;

•
via the Internet;

•
by telephone; or

•
by mail.

If you would like to vote in person at the Annual Meeting and would like to obtain directions to, or other instructions for attending, the Annual Meeting, please contact Investor Relations, Pacific Premier Bancorp, Inc., 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614 at (949) 864-8000.
If you elect to vote by mail and you requested and received a printed set of the proxy materials, you may mark, sign, date, and mail the proxy card enclosed with the proxy materials you received.
Whichever method of voting you use, the proxies identified on the proxy card will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy card properly voted and returned through available channels without giving specific voting instructions, the proxies will vote the shares as recommended by our Board of Directors.
If you own your shares in “street name,” that is, through a brokerage account or in another nominee form, you must provide instructions to the broker or nominee as to how your shares should be voted. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive these Proxy Materials. If you own your shares in this manner, you cannot vote in person at the Annual Meeting unless you receive a proxy to do so from the broker or the nominee, and you bring the proxy to, or otherwise present your proxy at, our Annual Meeting.

Voting Over the Internet or by Telephone
Voting over the Internet: You may use the Internet (www.proxyvote.com) to transmit your vote up until 11:59 p.m., Eastern Time, May 21, 2023 by following the instructions provided either in the Notice of Internet Availability or on the proxy card or voting instruction form you received if you requested and received a printed set of the proxy materials.
Voting by Telephone: If you are a stockholder of record, you may call 1-800-690-6903 and use any touch-tone telephone to transmit your vote up until 11:59 p.m., Eastern Time, May 21, 2023 by following the instructions provided either in the Notice of Internet Availability or on the proxy card or voting instruction form you received if you requested and received a printed set of the proxy materials. Note: If you intend to take advantage of the opportunity to listen to the Annual Meeting via telephone, you will not be able to revoke or cast a vote over the telephone during the Annual Meeting.
If you hold your shares in “street name,” that is through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.

Revoking or Changing Your Vote
If you are the record owner of your shares, and you completed and submitted a proxy card, you may revoke your proxy at any time before it is voted at the Annual Meeting by:
•
submitting a new proxy card with a later date;

•
delivering written notice to our Secretary on or before May 22, 2023, stating that you are revoking your proxy;

•
attending the Annual Meeting and voting your shares in person; or

•
if you are a record owner of your shares and you submitted your proxy by telephone or via the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be.

Please note that attendance at the Annual Meeting will not, in itself, constitute revocation of your proxy.
If you own your shares in “street name,” you may later revoke your voting instructions by informing the bank, broker or other holder of record in accordance with that entity’s procedures.

The Cost of the Proxy Solicitation	The Company will bear the cost of the solicitation of proxies. Officers and regular employees of the Company may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication. We have retained DF King & Co., Inc. to assist in the solicitation at a cost of approximately $12,000, plus payment of reasonable out-of-pocket expenses incurred by DF King & Co., Inc.
How to Obtain the Company’s Corporate Governance Information	Our Corporate Governance information is available from our website at www.ppbi.com under the “Investors” section. Our stockholders may also obtain written copies at no cost by writing to us at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614, Attention: Investor Relations Department, or by calling (949) 864-8000.

Requesting Electronic or Printed Copies of this and Future Proxy Materials
You may request and consent to delivery of electronic or printed copies of this and future proxy statements, annual reports and other stockholder communications by:
•
visiting www.proxyvote.com;

•
calling 1-800-690-6903; or

•
sending an email to sendmaterial@proxyvote.com.

When requesting copies of proxy materials and other stockholder communications, you should have available the 16-digit control number located on the proxy card or, if shares are held in the name of a broker, bank or other nominee, the voting instruction form.

STOCKHOLDER PROPOSALS OR NOMINATIONS
Under the rules of the SEC and our Bylaws, stockholder proposals that meet certain conditions may be included in our Proxy Statement and form of proxy for a particular annual meeting if they are presented to us in accordance with the following:
•
Stockholder proposals intended to be considered for inclusion in next year’s Proxy Statement for the 2024 Annual Meeting of Stockholders must be received by the Company by December 12, 2023, which is one hundred twenty (120) days prior to the anniversary date that we released this Proxy Statement to our stockholders for the Annual Meeting.

•
Stockholders that intend to present a proposal at our 2024 Annual Meeting of Stockholders, but not to include the proposal in our Proxy Statement for that meeting, must give notice of the proposal to our Secretary no sooner than January 23, 2024, which is one hundred twenty (120) days prior to May 22, 2024, which is the one-year anniversary of the Annual Meeting, but no later than February 22, 2024, which is ninety (90) days prior to May 22, 2024 (the one-year anniversary of the Annual Meeting). As set forth in our Bylaws, the stockholder’s notice to the Secretary must contain certain required information.

•
If the date of the 2024 Annual Meeting of Stockholders is held on a date more than thirty (30) calendar days before or sixty (60) days after May 22, 2024 (the one-year anniversary of the Annual Meeting), the stockholder’s notice must be delivered to our Secretary no sooner than the 120th day prior to the 2024 Annual Meeting of Stockholders, and no later than (a) the 90th day prior to the date of the 2024 Annual Meeting of Stockholders, or (b) in the event the first public announcement of the date of the 2024 Annual Meeting of Stockholders is less than one hundred (100) days prior to the date of the 2024 Annual Meeting of Stockholders, the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting of Stockholders is first made by the Company.

•
In the event the Board of Directors increases the number of directors to be elected to the Board of Directors and the public announcement of such increase is not made on or before February 12, 2024, which is one hundred (100) days prior to May 22, 2024 (the one-year anniversary of the Annual Meeting), stockholder nominees for the new directorships will be considered timely if provided to Secretary within ten (10) days of the public announcement.

•
Pursuant to Rule 14a-4(c)(1) promulgated under the Exchange Act, the proxies designated by us for the Annual Meeting will have discretionary authority to vote with respect to any proposal received after February 24, 2023, which is forty-five (45) days before the date on which the Company first sent the proxy materials for the Annual Meeting. In addition, our Bylaws provide that any matter to be presented at the Annual Meeting must be proper business to be transacted at the Annual Meeting or a proper nomination to be decided on at the Annual Meeting and must have been properly brought before such meeting pursuant to our Bylaws.

•
Our Secretary must receive notices of stockholder proposals or nominations in writing at the executive offices of the Company at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614, Attention: Secretary.

No notice that a stockholder intends to present a proposal at the Annual Meeting was received by the Company on or before February 22, 2023, which is ninety (90) days prior to the one-year anniversary of the 2022 Annual Meeting of Stockholders.

COMPANY DOCUMENTS AND OTHER MATTERS
Annual Report
A copy of our 2022 Annual Report, including financial statements and schedules, has been made available to stockholders and is posted on our website at www.ppbi.com under the “Investors” section, on the website www.proxyvote.com and on the SEC at its website, www.sec.gov.
Additional copies of our 2022 Annual Report may be obtained without charge by writing to Investor Relations, Pacific Premier Bancorp, Inc., 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614 or by calling (949) 864-8000.
Householding
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for annual reports, proxy statements, and Notices of Internet Availability of Proxy Materials with respect to two or more stockholders sharing the same address by delivering a single annual report, proxy statement, and Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Brokers with account holders who are stockholders of the Company may be householding the Company’s proxy materials. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, or if you are receiving multiple copies thereof and wish to receive only one, please notify your broker or nominee if your shares are held in a brokerage account or other account or our agent, American Stock Transfer & Trust Company, LLC (“AST”) if you hold registered shares. You can notify AST by sending a written request to: American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219, or by calling AST at (800) 937-5449.
Other Matters
The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.
Whether or not you intend to be present at the Annual Meeting, you are urged to vote via the Internet, by telephone, or, if you received printed materials, by returning your proxy card. If you are present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record-holder to vote personally at the Annual Meeting.

ANNEX A
GAAP RECONCILIATIONS
The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. The non-GAAP measures used herein include net income, as adjusted, return on average assets, as adjusted, diluted earnings per share, as adjusted, return on average common equity, return on average common equity, as adjusted, return on average tangible common equity, return on average tangible common equity, as adjusted, efficiency ratio, tangible book value per share, pre-provision net revenue, and pre-provision net revenue on average assets.
Management believes that these non-GAAP financial measures provide useful information to an understanding of the operating results of our core business. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these adjusted measures, this presentation may not be comparable to other similarly titled adjusted measures reported by other companies. A reconciliation of the non-GAAP measures to the GAAP measure is set forth below:
	For the Year Ended December 31,
	2022	2021	2020	2019	2018	2017
	(Dollars in thousands)
Net Income	$283,743	$339,889	$60,351	$159,718	$123,340	$60,100
Add: DTA Revaluation	—	—	—	—	—	5,633
Add: Initial CECL-Related ACL Adjustment Related to Acquisition	—	—	84,431	—	—	—
Add: Merger-related Expense	—	5	49,129	656	18,454	21,002
Less: Tax Adjustment(1)	—	(1)	(38,170)	(190)	(5,359)	(7,766)
Net Income, as Adjusted	$283,743	$339,893	$155,741	$160,184	$136,435	$78,969
Average Assets	$21,513,428	$20,492,402	$16,817,242	$11,546,912	$9,794,917	$6,094,883
Return on Average Assets	1.32%	1.66%	0.36%	1.38%	1.26%	0.99%
Add: Initial CECL-Related ACL Adjustment and Merger-Related Expense, Net of Tax and DTA Revaluation(1)	—%	—%	0.57%	0.01%	0.13%	0.31%
Return on Average Assets, as Adjusted	1.32%	1.66%	0.93%	1.39%	1.39%	1.30%

(1)
Initial CECL-related ACL adjustment related to acquisition and merger-related expense are tax effected at respective statutory tax rates.

	For the Year Ended December 31,
	2022	2021	2020	2019	2018	2017
	(Dollars in thousands, except per share data)
Net Income	$283,743	$339,889	$60,351	$159,718	$123,340	$60,100
Less: Net Income Allocated to Participating Securities	(3,405)	(3,517)	(798)	(1,650)	—	—
Net Income Allocated to Common Stockholders	280,338	336,372	59,553	158,068	123,340	60,100
Add: DTA Revaluation	—	—	—	—	—	5,633
Add: Initial CECL-Related ACL Adjustment Related to Acquisition	—	—	84,431	—	—	—
Add: Merger-Related Expense	—	5	49,129	656	18,454	21,002
Less: Tax Adjustment(1)	—	(1)	(38,170)	(190)	(5,359)	(7,766)
Net Income Allocated to Common Stockholders, as Adjusted	$280,338	$336,376	$154,943	$158,534	$136,435	$78,969
Weighted Average Shares Outstanding-Diluted	94,091,461	94,012,137	79,506,274	60,692,281	54,613,057	38,511,261
Diluted Earnings per Share	$2.98	$3.58	$0.75	$2.60	$2.26	$1.56
Diluted Earnings per Share, as Adjusted	$2.98	$3.58	$1.95	$2.61	$2.50	$2.05

(1)
Initial CECL-related ACL adjustment related to acquisition and merger-related expense are tax effected at respective statutory tax rates

	For the Year Ended December 31,
	2022	2021	2020	2019	2018	2017
	(Dollars in thousands)
Net Income	$283,743	$339,889	$60,351	$159,718	$123,340	$60,100
Add: Amortization of Intangible Assets Expense	13,983	15,936	17,072	17,245	13,594	6,144
Less: Tax Adjustment(1)	(3,987)	(4,556)	(4,892)	(4,986)	(3,948)	(2,272)
Net Income for Average Tangible Common Equity	293,739	351,269	72,531	171,977	132,986	63,972
Add: DTA Revaluation	—	—	—	—	—	5,633
Add: Initial CECL-Related ACL Adjustment Related to Acquisition	—	—	84,431	—	—	—
Add: Merger-Related Expense	—	5	49,129	656	18,454	21,002
Less: Tax Adjustment(1)	—	(1)	(38,170)	(190)	(5,359)	(7,766)
Adjusted Net Income for Average Tangible Common Equity	$293,739	$351,273	$167,921	$172,443	$146,081	$82,841
Average Stockholders’ Equity	$2,788,543	$2,798,593	$2,419,013	$1,996,761	$1,599,886	$890,856
Less: Average Intangible Assets	(62,833)	(77,817)	(86,740)	(92,339)	(73,683)	(30,270)
Less Average Goodwill	(901,312)	(900,458)	(861,183)	(808,535)	(651,550)	(325,859)
Average Tangible Common Equity	1,824,398	1,820,318	1,471,090	1,095,887	874,653	534,727
Add: Tax Adjustment(1)	—	—	55,644	—	—	—
Average Tangible Common Equity, as Adjusted	$1,824,398	$1,820,318	$1,526,734	$1,095,887	$874,653	$534,727
Return on Average Common Equity	10.18%	12.14%	2.49%	8.00%	7.71%	6.75%
Return on Average Common Equity, as Adjusted	10.18%	12.15%	6.29%	8.02%	8.53%	8.86%
Return on Average Tangible Common Equity	16.10%	19.30%	4.93%	15.69%	15.20%	11.96%
Return on Average Tangible Common Equity, as Adjusted	16.10%	19.30%	11.00%	15.74%	16.70%	15.49%

(1)
Amortization of intangible assets, initial CECL-related ACL adjustment related to acquisition, and merger-related expense are tax effected at respective statutory tax rates

	For the Year Ended December 31,
	2022	2021	2020	2019	2018	2017
	(Dollars in thousands)
Total Noninterest Expense	$396,670	$380,277	$381,119	$259,065	$249,905	$167,958
Less: Amortization of Intangible Assets Expense	(13,983)	(15,936)	(17,072)	(17,245)	(13,594)	(6,144)
Less: Other Real Estate Owned Operations, Net	—	—	(1)	(160)	(4)	(72)
Less: Merger-Related Expense	—	(5)	(49,129)	(656)	(18,454)	(21,002)
Noninterest Expense, as Adjusted	$382,687	$364,336	$314,917	$241,004	$217,853	$140,740
Net Interest Income	$697,112	$662,374	$574,211	$447,301	$392,711	$247,502
Add: Total Noninterest Income	88,748	107,850	71,325	35,236	31,027	31,114
Less: Gain from Investment Securities	(1,710)	(16,906)	(13,882)	(8,571)	(1,399)	(2,737)
Less: Other Income — Security Recoveries	—	(10)	(2)	(2)	(4)	(1)
Less: Net Loss (Gain) from Other Real Estate Owned	—	—	112	(52)	(281)	(46)
Less: Net Loss from Debt Extinguishment	—	180	—	612	—	—
Revenue, as Adjusted	$784,150	$753,488	$631,764	$474,524	$422,054	$275,832
Efficiency Ratio	48.8%	48.4%	49.8%	50.8%	51.6%	51.0%
	For the Years Ended December 31,
	2022	2021	2020	2019	2018	2017
	(Dollars in thousands, except per share data)
Total Assets	$21,688,017	$21,094,429	$19,736,544	$11,776,012	$11,487,387	$8,024,501
Less: Intangible Assets	(956,900)	(970,883)	(984,076)	(891,634)	(909,282)	(536,343)
Tangible Assets	$20,731,117	$20,123,546	$18,752,468	$10,884,378	$10,578,105	$7,488,158
Total Stockholders’ Equity	$2,798,389	$2,886,311	$2,746,649	$2,012,594	$1,969,697	$1,241,996
Less: Intangible Assets	(956,900)	(970,883)	(984,076)	(891,634)	(909,282)	(536,343)
Tangible Common Equity	$1,841,489	$1,915,428	$1,762,573	$1,120,960	$1,060,415	$705,653
Tangible Common Equity Ratio	8.88%	9.52%	9.40%	10.30%	10.02%	9.42%
Basic Shares Outstanding	95,021,760	94,389,543	94,483,136	59,506,057	62,480,755	46,245,050
Book Value per Share	$29.45	$30.58	$29.07	$33.82	$31.52	$26.86
Less: Intangible Book Value per Share	(10.07)	(10.29)	(10.42)	(14.98)	(14.55)	(11.60)
Tangible Book Value per Share	$19.38	$20.29	$18.65	$18.84	$16.97	$15.26

	For the Year Ended December 31,
	2022	2021	2020	2019	2018	2017
	(Dollars in thousands)
Interest Income	$768,578	$696,739	$630,726	$526,107	$448,423	$270,005
Interest Expense	71,466	34,365	56,515	78,806	55,712	22,503
Net Interest Income	697,112	662,374	574,211	447,301	392,711	247,502
Noninterest Income	88,748	107,850	71,325	35,236	31,027	31,114
Revenue	785,860	770,224	645,536	482,537	423,738	278,616
Noninterest Expense	396,670	380,277	381,119	259,065	249,905	167,958
Add: Merger-Related Expense	—	5	49,129	656	18,454	21,002
Pre-Provision Net Revenue	$389,190	$389,952	$313,546	$224,128	$192,287	$131,660
Average Assets	$21,513,428	$20,492,402	$16,817,242	$11,546,912	$9,794,917	$6,094,883
Pre-Provision Net Revenue on Average Assets (Annualized)	1.81%	1.90%	1.86%	1.94%	1.96%	2.16%

PACIFIC PREMIER

BANCORP, INC.

Corporate Headquarters

17901 Von Karman Avenue, Suite 1200

Irvine, CA 92614

888.388.5433

www.ppbi.com

IRinfo@ppbi.com | NASDAQ: PPBI

Transfer Agent

American Stock Transfer & Trust Co.

6201 15th Avenue

Brooklyn, NY 11219

800.937.5449

www.astfinancial.com

Member FDIC

EQUAL HOUSING LENDER

PACIFIC PREMIER BANCORP, INC.

SCAN TO VIEW MATERIALS & VOTE

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

1. Election of Directors

Nominees

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000604485_1 R1.0.0.6

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateSCAN TOVIEW MATERIALS & VOTE0 0 00 0 00 0 00 0 00 0 00 0 00 0 00 0 00 0 00 0 00 0 00 0 00 0 00 0 00000604485_1 R1.0.0.6PACIFIC PREMIER BANCORP, INC.ATTN: CORPORATE SECRETARY17901 VON KARMAN AVENUESUITE 1200 IRVINE, CA 92614VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery ofinformation. Vote by 11:59 P.M. ET on 05/21/2023. Have your proxy card in hand whenyou access the web site and follow the instructions to obtain your records and to createan electronic voting instruction form.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ETon 05/21/2023. Have your proxy card in hand when you call and then follow theinstructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,NY 11717.The Board of Directors recommends you vote FOR the following:1. Election of DirectorsNomineesFor Against Abstain1a. Ayad A. Fargo1b. Steven R. Gardner1c. Joseph L. Garrett1d. Stephanie Hsieh1e. Jeffrey C. Jones1f. Rose E. McKinney-James1g. M. Christian Mitchell1h. George M. Pereira1i. Barbara S. Polsky1j. Zareh H. SarrafianFor Against Abstain1k. Jaynie M. Studenmund1l. Richard C. ThomasThe Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain2. TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF THECOMPANY'S NAMED EXECUTIVE OFFICERS.3. TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'SINDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.NOTE: Such other business as may properly come before the meeting or anyadjournment or postponement thereof.Please sign exactly as your name(s) appear(s) hereon. When signing asattorney, executor, administrator, or other fiduciary, please give fulltitle as such. Joint owners should each sign personally. All holders mustsign. If a corporation or partnership, please sign in full corporate orpartnership name, by authorized officer.

PACIFIC PREMIER
BANCORP, INC.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, and 2022 Annual Report on Form 10-K are available at www.proxyvote.com

PACIFIC PREMIER BANCORP, INC.
2023 Annual Meeting of Stockholders
May 22, 2023 9:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) the official proxy committee of the Board of Directors of Pacific Premier Bancorp, Inc. as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Pacific Premier Bancorp, Inc. that the stockholder(s) is/are entitled to vote at the 2023 Annual Meeting of Stockholders to be held at 09:00 AM PDT on May 22, 2023, at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000604485_2 R1.0.0.6

Continued and to be signed on reverse side